                                                                     Exhibit 2.1

                                                          Execution Copy 1/10/02

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 11/th/
                                              ---------
day of January, 2002, by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "Buyer"), each of the companies identified as a Seller on the
                  -----
signature page hereto (each, a "Seller" and, collectively, the "Sellers") and
                                ------                          -------
THE DONALD E. MASSEY REVOCABLE TRUST, a trust formed under an agreement dated December 13, 2001 (the "Stockholder").
                        -----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Sellers are engaged in the automobile dealership businesses set forth opposite their respective names on Exhibit A-1 (each
                                                        -----------
business being referred to herein as a "Business" and collectively as the
                                        --------
"Businesses"); and
 ----------

         WHEREAS, the Sellers desire to sell and the Buyer desires to buy, or to cause one or more subsidiaries or affiliates of the Buyer to buy, substantially all of the assets pertaining to the Businesses, subject to the terms and conditions of this Agreement; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Buyer and the other parties referred to in Exhibit A-2 have
                                                          -----------
entered into the agreements listed on said Exhibit A-2 (such agreements on such Exhibit A-2, excluding this Agreement, being hereinafter collectively called the
-----------
"Other Agreements"); and
 ----------------

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Donald E. Massey, an individual resident of the State of Michigan ("Massey"), and the Buyer have entered into a Guaranty Agreement, pursuant to
  ------
which Massey guarantees to the Buyer the performance of all of the obligations and liabilities of the Sellers and the Stockholder hereunder; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Sellers are notifying the Manufacturers (as defined in Article I below) of the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

         1.1 "Assets" shall mean: the New Vehicles (as defined in Section 3.1);
              ------
the Demonstrators (as defined in Section 3.2); the Used Vehicles (as defined in
Section 3.5); the

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Parts (as defined in Section 4.3); the Miscellaneous Inventories (as defined in
Section 5.1); the Work in Progress (as defined in Section 5.3); the Fixtures and Equipment (as defined in Section 5.4); the Miscellaneous Assets (as defined in
Section 5.5); the Prepaid Expenses (as defined in Section 5.9); the goodwill of the Businesses; and any other assets and properties of any Seller to be transferred to the Buyer hereunder.

         1.2 "Closing Date" shall mean the date of the closing of the purchase
              ------------
and sale of the Assets (the "Closing"). The Closing shall take place, subject to
                             -------
the satisfaction of the conditions set forth in Article VIII and Article IX of this Agreement, no later than the Closing Date Deadline (as hereinafter defined). The Closing shall be held at a mutually agreed upon location in Detroit, Michigan, or at such other place as the parties shall mutually agree, at 9:30 a.m. on the Closing Date. The Closing shall be deemed to be effective as of the opening of business on the Closing Date.

         1.3 "Closing Date Deadline" shall be the date which is the sixtieth
              ---------------------
(60/th/) day after the date of this Agreement; provided, however, if, as of such
                                               --------  -------
date, the approvals or other conditions set forth in Sections 8.8, 8.13, 8.17 or
8.18 of this Agreement shall not have been obtained or satisfied, the Buyer shall have the option (a) to terminate this Agreement if it appears unlikely that the approvals of the Manufacturers required by Section 8.13 shall be forthcoming, or (b) to extend the Closing Date Deadline for an additional thirty
(30) day period. In addition, to the foregoing, if the Sellers reasonably believe that the approvals of the Manufacturers required by Section 8.13 above will be forthcoming, the Sellers may elect to extend the original Closing Date Deadline for an additional thirty (30) days.

         1.4 "Existing Leases" shall mean the leases set forth on Schedule 1.4
              ---------------                                     ------------
hereto (all real property, including all buildings, improvements and fixtures constructed thereon, subject to any of the Existing Leases is referred to herein as the "Leased Premises").
        ---------------

         1.5 "Inventory Date" shall mean the close of business on the date of
              --------------
completion of the Inventory (as defined in Section 4.1), which date shall not be more than three (3) days prior to the Closing Date, or such other date prior to the Closing as is mutually agreed by the Sellers and the Buyer.

         1.6 "Liabilities" shall mean: (a) all obligations of the Sellers
              -----------
arising in the ordinary course of business after the Closing Date, and not as a result of any breach or default, under (i) the Existing Leases, (ii) all Contracts (as defined in Section 7.10) that are set forth on Annex A of Part I of Schedule 2.4 attached hereto, and (iii) all other contracts and leases of the
   ------------
Sellers that are not material to the respective Businesses and that have been entered into in the ordinary course of business prior to the Closing; (b) any floor plan or other indebtedness of the Sellers assumed by the Buyer pursuant to
Section 2.4(b) hereof; (c) all Environmental Liabilities (as hereinafter defined) with respect to the Real Property in excess of the Environmental Indemnification Cap (as defined in Section 10.6 below); and (d) the COBRA obligations under Section 10.12(d) below. For purposes of this Agreement: a "material" contract or lease shall be any contract or lease of a Seller which either (a) gives rise to an ordinary course payment obligation of $5,000 per month or more or (b) is not terminable upon notice of thirty (30) days or less without penalty; and "Environmental Liabilities" shall mean all known or unknown
                      -------------------------
environmental liabilities and claims arising out of the ownership, use or operation of any of the Assets or the Real Property prior to the Closing and any liabilities or obligations of the Sellers arising as a result of acts or occurrences occurring prior to Closing under any Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

        1.7  "Manufacturers" shall mean General Motors Corporation, American
              -------------
Honda Motor Co., Inc., Mitsubishi Motor Manufacturing of America Inc./Mitsubishi Motor Sales of America Inc., Rolls-Royce Motor Cars Inc./Rolls-Royce Motor Cars and Bentley Motor Cars, and Saab Cars USA Inc. For purposes of the Buyer's application to the respective Manufacturers, as contemplated by Section 10.11 below, the addresses of the respective Manufacturers and the relevant contact person(s) at each of the Manufacturers are set forth on Schedule 1.7 hereto.
                                                        ------------

        1.8  "Owned Real Property" shall mean (a) the Purchased Leasehold
              -------------------
Improvements and (b) all real property, including all buildings, improvements and fixtures constructed thereon, subject to any of the Real Property Purchase Agreements.

        1.9  "Purchased Leasehold Improvements" shall mean all leasehold
              --------------------------------
improvements owned by any Seller that are located at the Leased Premises subject to an Existing Lease.

        1.10 "Real Property" shall mean the Owned Real Property and the Leased
              -------------
Premises.

        1.11 "Real Property Purchase Agreements" shall mean all of the Real
              ---------------------------------
Property Purchase Agreements listed on Schedule 1.11 hereto.
                                       -------------

                                   ARTICLE II

                Sale and Purchase of the Assets; Other Agreements

        2.1   Sale and Purchase. Upon the terms and subject to the conditions
              -----------------
hereinafter set forth, at the Closing, the Sellers will sell, transfer and convey the Assets to the Buyer and the Buyer will purchase the Assets from the Sellers for the consideration set forth in this Agreement. The sale, transfer and conveyance of the Assets shall be made by the execution and delivery at the Closing of one or more bills of sale from each of the Sellers in a form reasonably satisfactory to the Buyer's counsel and the Sellers' counsel (the "Bills of Sale") and such other instruments of assignment, transfer and
 -------------
conveyance as the Buyer shall reasonably request. Except to the extent specifically included within the Assets, the Sellers will not sell, and the Buyer will not purchase, any other tangible or intangible assets of the Sellers including, but not limited to, any asset which will be purchased and sold hereunder only upon the mutual agreement of the Buyer and the Sellers if the Buyer and the Sellers do not so mutually agree and the other assets of the Sellers listed on Schedule 2.1 attached hereto. The Sellers agree that if any
                  ------------
assets not purchased by the Buyer hereunder are not removed from the Real Property within thirty (30) days after the Closing Date, they shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to

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provide timely and reasonable access to the Sellers for the purpose of removing such assets during such thirty (30) day period.

         2.2      Aggregate Purchase Price.
                  ------------------------

                  (a) The aggregate purchase price (the "Aggregate Purchase
                                                         ------------------
Price") to be paid for the Assets shall consist of the sum of: (i) [***], as the
-----
purchase price for the Businesses and the intangible assets included in the Assets (the "Business and Intangible Assets Purchase Price"); (ii) the New
             ---------------------------------------------
Vehicle Purchase Price (as defined in Section 3.1); (iii) the Demonstrator Purchase Price (as defined in Section 3.2); (iv) the Used Vehicle Purchase Price (as defined in Section 3.5); (v) the Parts Purchase Price (as defined in Section 4.4); (vi) the Miscellaneous Inventories Purchase Price (as defined in Section 5.1); (vii) the Work in Progress Purchase Price (as defined in Section 5.3);
(viii) the Fixtures and Equipment Purchase Price (as defined in Section 5.4); and (ix) the Prepaid Expenses Purchase Price (as defined in Section 5.9).

                  (b) The Business and Intangible Assets Purchase Price shall be allocated among the Sellers by mutual agreement of the Buyer and the Sellers as promptly as possible after the date hereof. The components of the Purchase Price, other than the Business and Intangible Assets Purchase Price, shall be allocated among the Sellers in accordance with their respective Assets upon which such components are based, as reflected in Part I of Schedule 2.2 hereto,
                                                           ------------
to be completed by the Buyer and the Sellers at least three (3) days prior to the Closing Date. The parties acknowledge that the New Vehicle Purchase Price, the Parts Purchase Price and the Miscellaneous Inventories Purchase Price will be based upon information contained in Schedule 3.1 and the Inventory, both of
                                       ------------
which are to be delivered prior to the Closing Date. The parties also acknowledge that adjustments to those categories of Assets will have to be made to reflect ordinary course increases or decreases in those assets between the time of delivery of such Schedules and the Inventory and the Closing Date, and that the related components of the Aggregate Purchase Price will have to be adjusted to reflect any such adjustments to those Assets. All of the foregoing adjustments (with appropriate payments by the parties) will be made as promptly as possible after the Closing, the parties hereby agreeing to cooperate with each other in making such adjustments and shall promptly pay any amount owing as a result of any such adjustment. Each party will use the Aggregate Purchase Price and Liabilities allocations described in Part II of Schedule 2.2 hereto
                                                          ------------
(as adjusted pursuant to this Section 2.2(b)) in all reporting to, and all Tax (as defined in Section 7.12) returns filed with, the Internal Revenue Service and other state and local taxing authorities.

         2.3 Payment of Aggregate Purchase Price. Upon the terms and subject to
             -----------------------------------
the conditions hereinafter set forth, at the Closing, the Buyer shall deliver to the Sellers cash, by wire transfer to an account or accounts designated by the Sellers at least one Business Day prior to the Closing, in an amount equal to the Aggregate Purchase Price. Such cash shall be paid to the Sellers in the respective amounts set forth opposite their names on Part III of Schedule 2.2,
                                                                 ------------
to be delivered to the Buyer by the Sellers at least three (3) days prior to the Closing Date. As used herein, the term "Business Day" shall mean a day other
                                        ------------
than a Saturday, Sunday or a day on which banks are required to be closed in the State of North Carolina.

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

      2.4  Assignment and Assumption.
           -------------------------

           (a) At the Closing, the Sellers will assign to the Buyer the Liabilities, and the Buyer will assume and agree to perform and discharge the Liabilities, pursuant to separate assignment and assumption agreements with the Sellers in a form reasonably acceptable to the Buyer's and the Sellers' counsel (the "Assumption Agreements"). Notwithstanding anything herein to the contrary,
      ---------------------
except as expressly provided in this Section 2.4 and in the Assumption Agreements, the Buyer does not and will not assume or become liable, or otherwise be responsible, for any obligations or liabilities of any Seller of any kind whatsoever, fixed or contingent, known or unknown, and whether or not any of such liabilities or obligations are the subject matter of any of the representations and warranties of the Sellers and the Stockholder in this Agreement (collectively, the "Retained Liabilities"), as a result of the
                              --------------------
transactions contemplated in this Agreement, including without limitation the Retained Liabilities set forth on Part II of Schedule 2.4.
                                             ------------

           (b) Notwithstanding the provisions of Section 2.4(a) above, at the Closing, the Buyer may elect to assume (i) the floor plan indebtedness of any or all of the Sellers outstanding as of the Closing and/or other indebtedness of any or all of the Sellers outstanding as of the Closing and/or (ii) any or all of the Sellers' respective accounts payable and accrued expenses as of the Closing, in which case the Aggregate Purchase Price payable in cash at the Closing will be reduced by the unpaid principal of, and accrued interest on, such indebtedness outstanding as of the Closing and/or the amount of such accounts payable and accrued expenses. With respect to any such indebtedness to be assumed, the amount thereof shall be as set forth in estoppel and/or payoff letters from the respective lenders, or as otherwise mutually agreed by the Buyer and the Sellers. In the event of such assumption, such indebtedness, accounts payable and/or accrued expenses shall become part of the "Liabilities" for all purposes of this Agreement (including, without limitation, the indemnification obligations of the Buyer under Section 10.6 below). In addition to assuming any outstanding floor plan indebtedness of the Sellers as of the Closing, the Buyer may elect to assume, for a period of up to thirty (30) days following the Closing, the obligations of the Sellers arising after the Closing under the respective floor plan arrangements of the Sellers. In such event, the Sellers shall use their best reasonable efforts to cooperate to facilitate such assumption by the Buyer, and the liabilities and obligations of the Sellers arising after the Closing under such floor plan arrangements shall also become "Liabilities" for all purposes of this Agreement; provided, however, to the
                                                  --------  -------
extent that any such obligations shall arise out of the operation of the Businesses prior to the Closing, the Sellers, jointly and severally, shall reimburse the Buyer the full amount of such obligations, except to the extent such obligations are Liabilities pursuant to this Section 2.4, promptly upon demand by the Buyer.

     2.5   Assumption of Existing Leases. At the Closing, each Seller that is a
           -----------------------------
tenant under an Existing Lease and the Buyer shall execute and deliver an Assignment and Assumption Agreement with respect to such Existing Lease in a form reasonably acceptable to the respective counsel of such Seller and the Buyer (the "Existing Lease Assignment"). Prior to the Closing, the Sellers shall
            -------------------------
use their best reasonable efforts to obtain any required consents of the landlords under the Existing Leases and the Buyer shall reasonably cooperate with the Sellers in such efforts.

         2.6 Other Agreements. It is the intention of the Buyer and the Sellers
             ----------------
that the Closing under this Agreement take place concurrently with the respective closings under the Other Agreements.

                                   ARTICLE III

                  New Vehicles; Demonstrators and Used Vehicles

         3.1 New Vehicles. Subject to Section 3.3(b), at the Closing, the Buyer
             ------------
shall purchase all of the Sellers' untitled new motor vehicles (meaning 2001 and 2002 model year vehicles but excluding Demonstrators, all service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale and similar-type vehicles) in the Sellers' stock and unsold by the Sellers as of the Closing Date and which are listed on Schedule 3.1 hereto, which Schedule the Sellers shall deliver to the
          ------------
Buyer not more than three (3) days prior to the Closing (collectively, the "New
                                                                            ---
Vehicles" and each, individually, a "New Vehicle"). The purchase price to be
--------                             -----------
paid by the Buyer for each New Vehicle shall be the price at which the New Vehicle was invoiced to the respective Seller by the respective Manufacturer; provided, however, the purchase price for New Vehicles acquired by a Seller in
--------  -------
the ordinary course of such Seller's business pursuant to a dealer trade with a party other than an affiliate of such Seller, shall be the amount paid to the other dealer for such New Vehicle; provided, further, that the purchase price
                                   --------  -------
for New Vehicles shall be adjusted pursuant to this Article III (the sum of all such amounts to be paid for New Vehicles as determined by this Article III is herein referred to as the "New Vehicle Purchase Price"); provided, however, the
                           --------------------------    --------  -------
price of any pre-reported sold vehicles for which the sale cannot be reversed shall be as mutually agreed by the Buyer and the Sellers. In the event the Buyer and the Sellers cannot agree upon a price with respect to any such pre-reported sold vehicle, the Buyer shall not be obligated to purchase, and the Sellers shall not be obligated to sell, such vehicle. Schedule 3.1 shall set forth the
                                              ------------
model, invoice cost, and all other information necessary to calculate the New Vehicle Purchase Price with respect to each New Vehicle listed in such Schedule
                                                                       --------
3.1. At the Closing, the Sellers shall assign to the Buyer, without any
---
additional consideration therefor, by appropriate documents reasonably satisfactory to the Buyer, all unfilled retail orders for motor vehicles entered into in the ordinary course of business, and deposits made thereon, and the Buyer shall assume such Seller's obligations under such retail orders. Any profits or proceeds derived from such unfilled retail orders shall belong to the Buyer.

         3.2 Demonstrators. Subject to Section 3.3(b), at the Closing, the Buyer
             -------------
shall purchase each of the Sellers' untitled new 2001 and 2002 model year motor vehicles (excluding service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale, and similar-type vehicles) in the Sellers' stock and unsold by the Sellers as of the Closing Date which either (A) is used in the ordinary course of business for the purpose of demonstration or (B) has, as of the Closing Date, more than 500 miles on its odometer, and in either case is listed on Schedule 3.2, which
                                                       ------------
Schedule the Sellers shall deliver to the Buyer no more than three (3) days prior to the Closing (collectively, the "Demonstrators" and each, individually,
                                         -------------
a "Demonstrator"). For purposes of this Agreement, any motor vehicle with more
   ------------
than 6,000 miles on its odometer and any prior model year new motor vehicle shall be deemed to be "used" rather than a "Demonstrator" or "New Vehicle". The purchase price to be paid by the Buyer for each Demonstrator shall be the price at which the Demonstrator was invoiced to the respective Seller by the respective Manufacturer, as adjusted pursuant to this Article III (the sum of all such amounts to be paid for Demonstrators hereunder is herein referred to as the "Demonstrator Purchase Price"). Schedule 3.2 shall set forth each
        ---------------------------    ------------
Demonstrator's model, invoice cost, odometer reading and all other information necessary to calculate the Demonstrator Purchase Price with respect to such Demonstrator.

     3.3  Adjustment of New Vehicle and Demonstrator Purchase Price. (a) The
          ---------------------------------------------------------
purchase price paid for each New Vehicle and each Demonstrator purchased under this Article III shall be: (i) increased by the dealer cost of any equipment and accessories which have been installed in such vehicles in the ordinary course of business; and (ii) decreased by the sum of (A) the dealer cost of any equipment
                   ---------
and accessories which have been removed from such vehicles, (B) [***] of any factory floor plan assistance relative to such vehicles, (C) all paid or unpaid rebates, discounts, holdback for dealer account and other factory incentives (including without limitation rebates applied for and paid but not earned and incentive monies claimed on pre-reported units), and (D) refundable advertising allowances, if any.

          (b) Notwithstanding anything herein to the contrary, the Buyer shall have no obligation hereunder and under the Stock Purchase Agreement dated the date hereof with respect to the purchase of the stock of Massey Cadillac, Inc. (Detroit) and Massey Cadillac, Inc. (Dallas) (the "Massey Stock Purchase
                                                   ---------------------
Agreement") to purchase an aggregate amount of New Vehicles or Demonstrators
---------
exceeding (i) [***] 2001 model year Cadillacs, (ii) [***] 2001 model year cars of models (other than Cadillac) manufactured by General Motors Corporation,
(iii) [***] 2001 model year cars manufactured by American Honda Motor Co., Inc.,
(iv) [***] 2001 model year cars manufactured by Saab Cars USA Inc., and each such excess vehicle (collectively, the "Excess Vehicles") shall be deemed to be
                                        ---------------
"used" rather than a "Demonstrator" or a "New Vehicle".

     3.4  Damaged or Repaired New Vehicles and Demonstrators. If any New
          --------------------------------------------------
Vehicles or Demonstrators shall have suffered any damage prior to the Closing Date which is not reflected on Schedule 3.1 or Schedule 3.2, the respective
                               ------------    ------------
Seller shall notify the Buyer in writing on or prior to the Closing Date. In such case, the respective Seller and the Buyer will attempt to agree on the cost to cover such repairs, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event the Buyer and the respective Seller cannot agree on the cost of repairs, the Buyer shall have no obligation to purchase any such damaged New Vehicle or Demonstrator and the respective Seller shall have no obligation to sell such damaged New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which shall have been damaged and repaired prior to the Closing Date and with respect to which notification of such damage must be given to any purchaser pursuant to applicable state law, the respective Seller and the Buyer will attempt to agree on an adjustment to the price to reflect the decrease, if any, in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event the Buyer and the respective Seller cannot agree on such adjustment, the Buyer shall have no obligation to purchase such New Vehicle or Demonstrator and the respective Seller shall have no obligation to sell such New Vehicle or Demonstrator.

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     3.5  Used Vehicles. The purchase price of each motor vehicle owned by a
          -------------
Seller that is not a New Vehicle or a Demonstrator as of the Closing Date, including prior model year new vehicles, demonstrator automobiles having an odometer reading in excess of 6,000 miles, service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale, and similar-type vehicles as well as any Excess Vehicles, shall be equal to the price as determined in accordance with the valuation method set forth in Schedule 3.5 hereto; provided, however, that the purchase
                    ------------         --------  -------
price of those used vehicles older than the 1995 model year or with an odometer reading in excess of 70,000 miles that have not been reconditioned and have not passed a safety inspection consistent with the Sellers' past practices shall be the price upon which the Buyer and the respective Sellers mutually agree. Any such vehicles as to which a purchase price is determined pursuant to this
Section 3.5 or Schedule 3.5 are collectively referred to herein as the "Used
               ------------                                             ----
Vehicles," and shall be purchased by the Buyer, and sold by the Sellers, at the
--------
Closing. The aggregate sum of all prices assigned to such Used Vehicles to be purchased by the Buyer pursuant to the terms of this Section 3.5 or Schedule 3.5
                                                                    ------------
shall be referred to herein as the "Used Vehicle Purchase Price." It is
                                    ---------------------------
understood and agreed that the Buyer shall have no obligation to purchase, and the Sellers shall have no obligation to sell, any vehicle addressed in this
Section 3.5 or in Schedule 3.5 for which the price must be mutually agreed
                  ------------
between the Buyer and the respective Seller if an agreed upon price cannot be determined for such vehicle.

                                   ARTICLE IV

                                Parts/Accessories

     4.1  The Inventory. The Buyer and the Sellers shall engage a mutually
          -------------
acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "Inventory Service") to prepare an inventory list (the "Inventory") of the parts
 -----------------                                      ---------
and accessories, as well as of the Miscellaneous Inventories (as defined in Section 5.1), owned by and either used or held for use by any Seller in its Business. The Inventory (insofar as it relates to parts and accessories) shall be posted to the respective Manufacturers' approved system of inventory control and will show each item extended by its unit price. The cost of the Inventory shall be borne 50% by the Buyer and 50% by the Sellers. The Buyer shall have the right to deduct the Sellers' portion of such expense from the consideration to be paid to the Sellers under the terms of this Agreement and to remit such sums directly to the Inventory Service. The Inventory shall be completed by the Inventory Date. The Inventory shall identify each part and accessory and its purchase price.

     4.2  Returnable and Nonreturnable Replacement Parts and Accessories. The
          --------------------------------------------------------------
Inventory shall classify replacement parts and accessories as "returnable" or "nonreturnable." For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new undamaged replacement parts and new undamaged accessories (excluding prior model year vehicle accessories) for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the respective Manufacturers, with supplements or the equivalent in effect as of the Inventory Date (the "Master Price List"), as returnable to
                                         -----------------
the respective Manufacturers at not less than the purchase price reflected in the Master Price List or in the most recent applicable price list. The purchase price for each "returnable part" and "returnable accessory" shall be the price listed in the Master Price List with no reduction for stock order discounts or any other discounts; [***]. As used herein, the term "Aged Parts" shall mean,
                                                      ----------
with respect to any Seller, all items in inventory of those stock keeping units of "returnable parts" and "returnable accessories" for which such Seller has had no bona fide sale to an unaffiliated third party at arm's length within [***] months of the Closing Date. All parts and accessories listed (coded) in the Master Price List as nonreturnable to the Manufacturer shall be classified as "nonreturnable." The purchase price for each "nonreturnable" part and accessory, non-Manufacturer part or accessory, "Jobber" or "NPN" parts and accessories (collectively, the "Nonreturnable Parts"), shall be equal to [***] percent
                    -------------------
([***]%) of the dealer's cost thereof; provided, however, in the event that the
                                       --------  -------
aggregate price for Nonreturnable Parts (determined as aforesaid) for all of the Sellers exceeds [***] percent ([***]%) of the aggregate purchase price for all "returnable parts" and "returnable accessories" and Nonreturnable Parts for all of the Sellers, the purchase price for such Nonreturnable Parts whose aggregate purchase price (determined as aforesaid) is in excess of [***] percent ([***]%) of the aggregate purchase price for all "returnable parts" and "returnable accessories" and Nonreturnable Parts for all of the Sellers shall be as mutually agreed by the Buyer and the Stockholder. The purchase price of special accessories such as vogue tires, custom wheels, chrome trim, gold trim, tops, CD players, etc., which are compatible with current model year New Vehicles will be dealer cost; provided, however, the amount of such special accessory inventory
             --------  -------
shall not exceed a supply that will reasonably equip [***] ([***]) vehicles per store. The purchase price of special accessories in excess of that needed to reasonably equip [***] ([***]) vehicles per store, as well as special accessories for prior model year vehicles, will be as mutually agreed between the Buyer and the respective Seller. The purchase price for all other nuts, bolts and any other parts not addressed in this Section 4.2, shall equal the value thereof as mutually agreed between the Buyer and the Sellers. It is understood and agreed that the Buyer shall have no obligation to purchase, and the Sellers shall have no obligation to sell, any item addressed in this Section
4.2 for which the price must be mutually agreed between the Buyer and the Sellers if an agreed upon price cannot be determined for such item.

     4.3  Parts. At the Closing, the Buyer shall, subject to the provisions of
          -----
Section 4.2 above, purchase all parts and accessories owned by the Sellers at the Closing Date and listed on the Inventory (the "Parts") provided, however,
                                                   -----
that the Buyer shall not be obligated to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. The Sellers agree that if parts and accessories that the Buyer is not obligated to purchase hereunder are not removed from the Real Property within thirty (30) days after the Closing Date, they shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

provided herein. The Buyer agrees to provide access to the Sellers for the purpose of removing such parts and accessories during such thirty (30) day period.

     4.4  Parts Purchase Price. The purchase price for the Parts will equal the
          --------------------
total of the respective prices therefor, as determined pursuant to the provisions of Section 4.2 above (the "Parts Purchase Price").
                                      --------------------

     4.5  Parts Return Privileges. The Sellers shall assign to the Buyer at
          -----------------------
Closing any net parts return privileges under the respective Manufacturers' Parts Return Plans that may have accrued to the Sellers prior to the Closing (and any other special parts return authorizations which may have been granted to the Sellers by respective Manufacturers). At the request of the Buyer, the Sellers shall use their reasonable best efforts to assist the Buyer in effecting any one-time parts return offered by the respective Manufacturers, and will promptly pay over to the Buyer any monies received from the respective Manufacturers related thereto.

                                    ARTICLE V

              Miscellaneous Inventories; Work in Progress; Fixtures
                         and Equipment; Prepaid Expenses

     5.1  Miscellaneous Inventories. At the Closing, the Buyer shall purchase
          -------------------------
all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such other miscellaneous useable and saleable articles in unbroken lots (including office supplies) which (i) are on the Sellers' respective dealership premises, (ii) are owned by any Seller on the Closing Date, (iii) do not represent more than a sixty (60) day supply of any particular item(s), and (iv) are identified in the Inventory taken by the Inventory Service on the Inventory Date (the "Miscellaneous Inventories"). The purchase price for
                            -------------------------
the Miscellaneous Inventories shall be equal to the current replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory (the sum of all prices of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "Miscellaneous Inventories Purchase Price").
 ----------------------------------------

     5.2  Miscellaneous Items Not Included in the Inventory. The Buyer shall
          -------------------------------------------------
have no obligation to purchase any miscellaneous items that are not included in the Miscellaneous Inventories. The Sellers agree that any miscellaneous items that are not included in the Miscellaneous Inventories and are not removed from the Real Property within thirty (30) days after the Closing Date shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to provide access to the Sellers for the purpose of removing such items during such thirty
(30) day period.

     5.3  Work in Progress. At the Closing, the Buyer shall buy at the Sellers'
          ----------------
actual cost for parts and labor such shop labor and sublet repairs as any Seller shall have caused to be performed on any repair orders which are in process at the opening of business on the Closing Date (the "Work in Progress") (the
                                                  ----------------
aggregate sum of all costs of the Sellers for the Work in

Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "Work in Progress Purchase Price"). The Buyer shall complete such repair
        -------------------------------
work and shall be entitled to the entire proceeds to be collected for such services.

     5.4  Fixtures and Equipment. At the Closing, the Buyer shall purchase all
          ----------------------
fixtures, machinery, equipment (including special tools and shop equipment reasonably necessary for the servicing of motor vehicles), furniture, the Purchased Leasehold Improvements, and all signs and office equipment (including, without limitation, computer equipment used in normal dealership operations) owned by any Seller and used or held by any Seller for use in connection with the Business, including the items listed on Schedule 5.4 hereto, which Schedule
                                            ------------               --------
5.4 the Sellers shall deliver to the Buyer not later than five (5) days prior to
---
the Closing, (and expressly excluding all leasehold improvements unless they are Purchased Leasehold Improvements and all vehicles used or held for use in the Business such as (without limitation) company-owned vehicles, service loaners and rental car vehicles) (collectively referred to herein as the "Fixtures and
                                                                  ------------
Equipment"). The purchase price for the Fixtures and Equipment shall be the
---------
Sellers' respective depreciated book value thereof as of the Closing Date as reflected in said Schedule 5.4 attached hereto (the "Fixtures and Equipment
                  ------------                       ----------------------
Purchase Price"); provided, however, the Fixtures and Equipment Purchase Price
--------------    --------  -------
shall not include the value of (a) any leasehold improvements that are not Purchased Leasehold Improvements or (b) any items of Fixtures and Equipment which (i) are leased pursuant to contracts or leases included in the Liabilities, or (ii) are not physically identifiable.

     5.5  Miscellaneous Assets. At the Closing, and without payment of any
          --------------------
additional consideration, the Buyer shall purchase all of the Sellers' respective (i) unused shop repair orders, parts sales tickets, accounting forms, binders, office and shop supplies (not in unbroken lots) and such shop reference manuals, parts reference catalogs, non-accounting file copies for all sales for the three (3) years preceding the Closing Date, (ii) copies of new and used car sales records and specifically wholesale parts sales records, new and used parts sales records, and service sales records for the three (3) years preceding the Closing Date, (iii) product sales training material and reference books on hand as of the Closing Date and sales and other promotional materials used in connection with the Businesses, and all copyrights with respect to the foregoing, (iv) customer and registration lists pertaining to the sale of motor vehicles, service files, repair orders, owner follow-up lists and similar records relating to the operation of the Businesses, (v) telephone numbers and listings used in connection with the Businesses, (vi) names and addresses of service customers and prospective purchasers, (vii) all lawfully transferrable licenses and permits of the Businesses, (viii) all rights and claims under or arising out of the contracts and leases included in the Liabilities, and (ix) rights in the States of California, Colorado, Florida, Michigan, North Carolina, Tennessee and Texas to the tradenames "Don Massey" and "Massey" and any other tradenames, trademarks and service marks used by any Seller, all of which are listed on Schedule 5.5 hereto, and any similar variations thereof (all the
          ------------
foregoing items collectively referred to herein as the "Miscellaneous Assets").
                                                        --------------------

     5.6  Certain Records of the Sellers; Access by the Sellers. The Sellers may
          -----------------------------------------------------
retain all corporate records, financial records and correspondence which are not necessary for the continued operation of the Businesses by the Buyer. For a period of three (3) years following the Closing Date, the Buyer will allow the Sellers, and their authorized agents and representatives access, upon reasonable notice during normal business hours, to the books and records (including systems) regarding post-Closing adjustments arising during the three (3) day period prior to Closing. In addition, the Buyer shall maintain all books and records included in the Purchased Assets and, for so long as the Buyer is so obligated to maintain such books and records (but in any event for a period of at least six (6) years), provide the Sellers with reasonable access thereto.

     5.7  Warranty Obligations of the Sellers. To the extent that any Seller or
          -----------------------------------
any of their respective affiliates may have issued or sold, on their behalf or on the behalf of third parties, warranties on the vehicles sold by any Seller on or prior to the Closing Date (the "Warranties") and to the extent the Warranties
                                   ----------
are not included in the Work in Progress, the Buyer shall have no responsibility to perform any services required under the Warranties, unless authorized in writing by the respective Seller accompanied by arrangements in writing satisfactory to the Buyer to assure the Buyer of payment for all work performed by the Buyer, and, if so authorized by the respective Seller, the respective Seller shall reimburse the Buyer for all of the Buyer's costs for parts and labor in connection therewith at established internal rates for parts and labor. In the absence of such authorization and arrangements, the Buyer shall have no responsibility for, and the Sellers and the Stockholder, jointly and severally, shall indemnify and hold the Buyer harmless from and against any Losses (as defined in Section 10.6(b)) arising out of or based upon, such Warranties. On the Closing Date, the Sellers shall supply the Buyer with a list to which the Warranties, if any, are applicable, which list shall include the names of the purchasers, the make and year model of the vehicles purchased and the date of purchase, and a description of the Warranty, including the issuer thereof. The Sellers shall also supply to the Buyer at or prior to the Closing Date an address for and a designation of the person who will be responsible, on behalf of each Seller, for authorizing the Buyer to perform any services under the Warranties, if any, issued by the Sellers on vehicles sold by them on or prior to the Closing Date. The Sellers shall reimburse the Buyer promptly upon demand for all sums due or payable by the Sellers to the Buyer under this Section 5.7.

     5.8  Accounts Receivable. The Sellers shall retain all accounts receivable
          -------------------
arising out of the operation of the Businesses prior to the Closing and the Buyer shall retain all accounts receivable arising out of sales and/or services of the Businesses after the Closing. After the Closing, the Buyer shall cooperate with the Sellers and shall use reasonable and ordinary efforts, including providing the Sellers with access to the Buyer's books, records and employees (at the Sellers' expense) to assist the Sellers in their efforts to collect their accounts receivable for a period of six (6) months after the Closing. The Buyer shall accept payment of the Sellers' accounts receivable at no charge to the respective Sellers and shall forward to the respective Sellers, promptly upon receipt, all the money so received on said accounts. For purposes of this Section 5.8, any payment received by the Buyer from an account debtor shall be applied against the oldest outstanding account of such debtor with the Buyer or the respective Seller, except to the extent that the account debtor (a) is disputing an outstanding debt to the Seller, in which case the payment shall not be applied to such disputed debt, or (b) specifically identifies the payment of a particular invoice, in which case the payment shall be applied to such identified invoice. Notwithstanding anything to the contrary stated herein, the Buyer shall have no responsibility to collect any Seller's accounts receivable.

     5.9 Prepaid Expenses. At the Closing, the Buyer shall purchase all prepaid
         ----------------
expenses owned by any Seller that are transferable to the Buyer and can be used by the Buyer at the respective Seller's actual cost (the "Prepaid Expenses").
                                                          ----------------
The purchase price for the Prepaid Expenses shall be equal to the amount of such Prepaid Expenses, prorated as of the Closing Date (the "Prepaid Expenses
                                                        ----------------
Purchase Price").
--------------

                                   ARTICLE VI

                   Representations and Warranties of the Buyer

     The Buyer represents and warrants to the Sellers and the Stockholder as follows:

     6.1 Organization; Power and Authority; Authorization. The Buyer is a
         ------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. The Board of Directors of the Buyer has duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, and the transactions contemplated hereby and thereby. The Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, have been duly authorized by all necessary corporate actions and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

     6.2 Non-Violation; Consents. Except as set forth on Schedule 6.2 attached
         -----------------------                         ------------
hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Buyer's Restated Certificate of Incorporation or Bylaws, each as amended, or any resolution of the Board of Directors or the stockholders of the Buyer;
(b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Buyer; (c) violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer is bound or affected; or (d) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     6.3 Litigation. There are no actions, suits or proceedings pending, or, to
         ----------
the knowledge of the Buyer, threatened against or affecting the Buyer which might adversely affect the power or authority of the Buyer to carry out the transactions to be performed by it hereunder.

     6.4  Brokers and Finders. The Buyer has not engaged any broker, finder or
          -------------------
any other person or entity who would be entitled to any broker's commission or finder's fee in respect of the execution of this Agreement and/or the transactions contemplated hereby, other than such fee or commission the entire cost of which will be borne by the Buyer.

     6.5  Financing. The Buyer has sufficient funds or sources of credit
          ---------
available to consummate the purchase contemplated by this Agreement.

     6.6  No Misstatements or Omissions. To the knowledge of the Buyer, no
          -----------------------------
representation or warranty made by the Buyer in this Agreement, and no statement contained in any agreement, instrument, certificate or Schedule furnished or to be furnished by the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                   ARTICLE VII

        Representations and Warranties of the Sellers and the Stockholder

     The Sellers and the Stockholder, jointly and severally, represent and warrant to the Buyer, as follows:

     7.1  Organization; Power and Authority; Authorization.
          ------------------------------------------------

          (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation as shown on
Schedule 7.1, is duly qualified to do business and is in good standing in every
------------
jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. Schedule 7.1 sets forth each person or entity which has a record or
           ------------
beneficial ownership interest in any Seller and the extent and nature of such ownership interest held by such owner. There are no outstanding options or warrants with respect to the capital stock of any of the Sellers, nor are there any outstanding securities which are convertible or exchangeable into capital stock of any of the Sellers. There are no voting trusts, shareholders' agreements or other agreements, instruments or rights of any kind or nature whatsoever outstanding with respect to shares of capital stock of any of the Sellers. Except for Massey Cadillac, Inc., a Tennessee corporation ("MC-TN"),
                                                                     -----
and Massey Cadillac, Incorporated, a Florida corporation ("MC-FL"), each of the
                                                           -----
Sellers has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by it in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. As of the Closing, each of MC-TN and MC-FL shall have full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by it in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

          (b) The Stockholder is a trust duly formed and validly existing under the laws of the State of Michigan. The Stockholder has full trust capacity, power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Stockholder in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Massey, as the sole trustee of the Stockholder, has the full power and authority to execute and deliver this Agreement on behalf of the Stockholder, and to execute and deliver all other agreements, certificates and documents executed and delivered by the Stockholder pursuant hereto. The Stockholder owns sufficient shares of each of the Sellers to authorize and approve the transactions contemplated by this Agreement at the shareholder level.

          (c) This Agreement, and all other agreements, certificates and documents executed or to be executed by any Seller other than MC-TN and MC-FL in connection herewith, have been duly authorized by all necessary corporate action and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by MC-TN and MC-FL in connection herewith, shall have been duly authorized by all necessary corporate action prior to the Closing, and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Stockholder in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Stockholder enforceable against the Stockholder in accordance with their respective terms.

     7.2  No Violation; Consents. Except as set forth in Schedule 7.2 attached
          ----------------------                         ------------
hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the respective Articles of Incorporation or Bylaws, each as amended, of any Seller, any resolution of the Board of Directors of any Seller, or the trust agreement of the Stockholder; (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to any of the Sellers, Assets, Businesses or Liabilities; (c) violate or conflict with or result in a breach of, or constitute a default under, or an event giving rise to a right of termination of, any Contract (as defined in Section 7.10 below), any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which any of the Sellers or the Stockholder is a party or by which any of the Sellers or the Stockholder or any of the Assets are bound; (d) result in the creation or imposition of any Encumbrance upon any of the Assets; or (e) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party with respect to a Contract.

     7.3  Litigation. There are no actions, suits or proceedings pending or, to
          ----------
the knowledge of the Sellers, threatened against any of the Sellers or the Stockholder which might adversely affect the power or authority of any of them to carry out the transactions to be performed by any of them hereunder. There are no actions, suits or proceedings pending or, to the knowledge of the Sellers, threatened against or affecting any of the Sellers, other than those disclosed on Schedule 7.3 attached hereto, which will have, or could reasonably
             ------------
be expected to have, a material adverse effect upon the Assets or the Liabilities of such Seller or the business, earnings, results of operations or condition (financial or otherwise) of any Business of such Seller. Except as set forth on Schedule 7.3, to the knowledge of the Sellers, all actions, suits or
         ------------
proceedings described on, or required to be described on, Schedule 7.3 are
                                                          ------------
adequately covered by insurance.

     7.4  Title to Assets; Encumbrances; No Infringement.
          ----------------------------------------------

          (a) Except as disclosed on Schedule 7.4 attached hereto, the Sellers
                                     ------------
have good title to the Assets, free and clear of all liens (including Tax liens), security interests, encumbrances, actions, claims, payments or demands of any kind and character (collectively, "Encumbrances"), except Encumbrances
                                          ------------
disclosed on Schedule 7.4 hereto and Encumbrances for ad valorem personal
             ------------
property taxes not yet due and payable.

          (b) All of the Assets will be transferred at the Closing free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable and Encumbrances securing only the Liabilities. No person has notified any Seller or the Stockholder in writing that it has a claim and, to the knowledge of the Sellers, there is no reasonable basis for any claim, against any of the Sellers that any of the operations, activities or products of such Seller infringe the patents, trademarks, tradenames, copyrights or other property rights of others, or that such Seller is wrongfully using the property rights of others. No person has notified any Seller or the Stockholder in writing that it has a claim and, to the knowledge of the Sellers, there is no reasonable basis for any claim, by any of the Sellers against any third party that the operations, activities or products of such third party infringe the patents, trademarks, tradenames, copyrights or other property rights of such Seller, or that such other third party is otherwise wrongfully using the property rights of such Seller.

          (c) During the last five (5) years, none of the Sellers has operated its Business(es) under any tradenames, trademarks or service marks other than the tradenames, trademarks or service marks listed or referred to in Section 5.5.

     7.5  Permits and Approvals. Except as disclosed on Schedule 7.5 attached
          ---------------------                         ------------
hereto, there are no material permits or approvals used or obtained for use by any Seller which are required under applicable law in connection with the ownership or operation of the Businesses.

     7.6  Financial Statements.
          --------------------

          (a) Each of the Sellers has delivered to the Buyer such Seller's annual financial statements for each of the last two (2) fiscal years of such Seller, as well as the monthly year-to-date financial statements of such Seller, all as described in Schedule 7.6 attached hereto
                    ------------

(the "Financial Statements"). Except as set forth on Schedule 7.6, the Financial
      --------------------                           ------------
Statements have been prepared in accordance with generally accepted accounting principles consistently applied. Each balance sheet included in the Financial Statements fairly presents the financial condition of the respective Seller as of the date thereof, and each related statement of income included in the Financial Statements fairly presents the results of operations of the respective Seller for the periods indicated, all in accordance with generally accepted accounting principles consistently applied, except as set forth on Schedule 7.6.
                                                                   ------------
To the knowledge of the Sellers, the Financial Statements contain adequate reserves for all reasonably anticipated claims relating to matters with respect to which the respective Sellers are self-insured. The Financial Statements are in all material respects in accord with the books and records of the respective Sellers, which books and records are true, correct and complete in all material respects.

          (b) Except for executory obligations under the contracts and agreements to which it is a party, none of the Sellers has any outstanding material claims, liabilities, obligations or indebtedness of any nature, fixed or contingent, except as set forth in its Financial Statements or as specified in the Schedules to this Agreement, and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements that are of the kind and type reflected in the Financial Statements.

     7.7  Brokers and Finders. None of the Sellers nor the Stockholder has
          -------------------
engaged any broker, finder or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby, other than such fee or commission the entire cost of which will be borne by the Sellers or the Stockholder.

     7.8  Compliance with Laws.
          --------------------

          (a) Except as set forth on Schedule 7.8 (a) attached hereto, the
                                     ----------------
Assets and the Real Property comply in all material respects with, and each of the Businesses has been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety laws, but excluding all Environmental Laws (as hereinafter defined)), applicable zoning and other laws, ordinances, regulations and building codes, and none of the Sellers or the Stockholder has received any written notice of any violation thereof which has not been remedied.

          (b) Except as set forth on Schedule 7.8(b) attached hereto, (i) none
                                     ---------------
of the Sellers has at any time generated, used, treated or stored Hazardous Materials (as hereinafter defined) on, or transported Hazardous Materials to or from, the Real Property or any property adjoining or adjacent to the Real Property in material violation of, or so as to impose liability under, any Environmental Law, and, to the knowledge of the Sellers, no party has taken such actions on or with respect to the Real Property, provided, however, certain
                                                 --------  -------
petroleum products are stored and handled by the Sellers in the ordinary course of business in compliance in all material respects with all Environmental Laws,
(ii) none of the Sellers has at any time released or disposed of Hazardous Materials on the Real Property or any property adjoining or adjacent to the Real Property in material violation of, or so as to impose liability under, any Environmental Law, and, to the knowledge of the Sellers, no party has taken any such actions on the Real

Property, (iii) the Real Property complies in all material respects with, and each of the Sellers has at all times been in compliance in all material respects with, all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Real Property, the Assets and the operation of the Businesses, (iv) there are no past, pending or, to the knowledge of the Sellers, threatened environmental claims against any of the Sellers, the Real Property, any of the Assets or the Businesses, (v) to the knowledge of the Sellers, there are no facts or circumstances, conditions or occurrences regarding any of the Sellers, the Real Property, any of the Assets or the Businesses that could reasonably be anticipated to form the basis of an environmental claim against any of the Sellers, any of the Assets or the Businesses or to cause the Real Property, any of the Assets or any of the Businesses to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (vi) there are not now and, to the knowledge of the Sellers, never have been any underground storage tanks located on the Real Property, (vii) none of the Sellers has, nor, to the knowledge of the Sellers, has any other person, ever transported or arranged for the transportation of any Hazardous Materials to any site other than the Real Property in material violation of, or so as to impose liability under, any Environmental Law, and (viii) except as set forth on Schedule 7.8(b), none of
                                                     ---------------
the Sellers nor the Stockholder has operated any of the Businesses at any location other than the Real Property. As used herein, the term "Environmental
                                                                 -------------
Laws" shall mean all applicable federal, state and local laws, statutes,
----
regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended. As used herein, the term "Hazardous Materials" means
      ------                                          -------------------
any waste, pollutant, chemical, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, asbestos, radioactive materials, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

          (c) None of the Sellers or the Stockholder, nor, to the knowledge of the Sellers, any director, officer, agent or employee of any of the Sellers or any other person or entity associated with or acting for or on behalf of any of the Sellers, has, directly or indirectly, made any illegal payment to any person or entity, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business for a Seller, (ii) to pay for favorable treatment for business secured for a Seller, or (iii) to obtain special concessions or for special concessions already obtained from any of the Sellers.

     7.9  Fixtures and Equipment; Real Property.
          -------------------------------------

          (a) The Fixtures and Equipment, together with all equipment leased pursuant to the equipment leases included in the Contracts (as defined in 7.10 below), constitute in the aggregate all of the fixtures, machinery, equipment, furniture, signs and office equipment used or intended for use by the Sellers in the Businesses and, taken as a whole with respect to each Seller, are in good operating condition, maintenance and repair, ordinary wear and tear excepted. The Leased Premises comprise all of the real property, buildings and improvements thereon which are used by the Businesses, other than the Owned Real Property, and the Leased Premises are not subject to the possessory rights of anyone other than the respective Sellers. All Demonstrators have been operated in the ordinary course of business, are operated with dealer tags and have not had certificates of title issued with respect to them. To the knowledge of the Sellers, the Leased Premises (including, without limitation, the roof, the walls and all plumbing, wiring, electrical, heating, air conditioning, fire protection and other systems, as well as all paved areas, included therein or located thereat) is in good working order, condition and repair and is not in need of maintenance or repairs except for maintenance and repairs which are routine, ordinary and not material in nature or cost.

          (b) With respect to each Existing Lease, to the knowledge of the Sellers, no event or condition currently exists which would give rise to a material repair or restoration obligation if such Existing Lease were to terminate. Except as set forth in the Existing Leases, the Sellers do not have any knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Existing Leases (including, without limitation, any pending Tax reassessment or other special assessment affecting the Leased Premises).

          (c) To the knowledge of the Sellers, there has been no work performed, services rendered or materials furnished in connection with repairs, improvements, construction, alteration, demolition or similar activities with respect to the Leased Premises for at least ninety (90) days before the date hereof; there are no outstanding claims or persons entitled to any claim or right to a claim for a mechanics' or materialmen's lien against the Leased Premises; and there is no person or entity other than the Company in or entitled to possession of the Leased Premises.

          (d) To the knowledge of the Sellers, each Seller has all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the business such Seller now conducts, all such easements and rights are perpetual, unconditional appurtenant rights to the Leased Premises, and none of such easements or rights are subject to any forfeiture or divestiture rights.

          (e) Neither the whole nor any portion of any of the Real Property has been condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and the Sellers do not have any knowledge of any such pending or threatened condemnation, expropriation, sale or taking, and do not have any knowledge of any pending assessments which would affect the Real Property.

          (f) None of the Real Property is in violation in any material respect of any public or private restriction or any law or any building, zoning, health, safety, fire or other law, ordinance, code or regulation, and no notice from any governmental body has been served upon any of the Sellers or upon any of the Real Property claiming any violation in any material respect of any such law, ordinance, code or regulation or requiring or calling to the attention of any of the Sellers the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with. To the knowledge of the Sellers, all improvements which comprise a part of the Real Property are located within the record lines of the Real Property and none of the improvements located on the Real Property encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Real Property or any easements or rights of way servicing the Real Property.

     7.10 Contracts. Each of the Sellers has in all material respects performed
          ---------
all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any material contract or lease (as defined in Section 1.6 above) to be assigned to the Buyer hereunder (collectively, the "Contracts"), and there exists no event,
                                        ---------
condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to any Contract is in default in any respect of any of its obligations thereunder. Each of the Contracts is valid and in full force and effect and enforceable against the applicable Seller in accordance with its terms, and, to the knowledge of the Sellers, is enforceable against the other parties thereto in accordance with its terms. Except as set forth in Schedule 7.2 hereto, each
                                                  ------------
Contract is assignable to the Buyer without the consent of the other party(ies) thereto.

     7.11 Adequacy of Assets; Possession. Except for the Sellers' cash and
          ------------------------------
accounts receivable and rights under its dealership agreements with the respective Manufacturers and the assets listed on Schedule 2.1, the Assets of
                                                  ------------
the Sellers, together with the Real Property and the Contracts (including all equipment leased pursuant to the equipment leases included in the Contracts) of the Sellers, comprise all of the assets, properties, contracts, leases and rights necessary for the Buyer to operate the Businesses substantially in the manner operated by the Sellers prior to the Closing. The tangible assets included within the Assets are physically identifiable and are in the possession of the Sellers.

     7.12 Taxes. Each of the Sellers has filed all federal, state and local
          -----
governmental Tax returns required to be filed by it in accordance with the provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, excise, unemployment, social security, occupation, franchise, property and import taxes, duties or charges and all penalties and interest in respect thereof (collectively, the "Taxes")) required by such Tax returns or otherwise to have been paid to date.
 -----

     7.13 Employees; Employee Benefit Plans.
          ---------------------------------

          (a) Schedule 7.13(a) attached hereto discloses, as of the date hereof,
              ----------------
all of the Sellers' employees whose individual cash compensation for the year ended December 31, 2000 was in excess of $100,000 and whose individual cash compensation is expected to exceed $100,000 in the current calendar year, together with the amount of total cash compensation paid to each such person for the twelve (12) month period ending December 31, 2000 and the current aggregate base salary or hourly rate (including, bonus or commission pay), title, length of employment, employment contract, if any, and accrued vacation time for each such person. None of the Sellers is currently, nor in the past five (5) years has it ever been, a party to any collective bargaining agreement or other labor contract, and there has not been, nor, to the knowledge of the Sellers, is there pending or threatened, any union organizational drive or application for certification of a collective bargaining agent with respect to any of the Sellers' employees.

          (b) The Sellers have listed on Schedule 7.13(b) and have delivered to
                                         ----------------
the Buyer true and complete copies of all Employee Benefit Plans (as defined below) and related documents established, maintained or contributed to by any Seller. For the purpose of all of the representations in this Section 7.13(b), the term "Sellers" shall include the Sellers and all employers, whether or not incorporated, that are treated together with the Sellers as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Employee Benefit Plan" shall include all plans
              ----              ---------------------
described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any
                   -----
deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Sellers and maintained or contributed to by any Seller. Where applicable, each Employee Benefit Plan (i) has been administered in material compliance with the terms of such Employee Benefit Plan and the requirements of ERISA, the Code, and all other applicable laws, and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. No Seller maintains or contributes to, nor has ever maintained or contributed to, an Employee Benefit Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Benefit Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or are reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted in or are reasonably likely to result in any material liability (whether or not asserted as of the date hereof) of any Seller or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Benefit Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Benefit Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Sellers, the amendments to and operation of any Employee Benefit Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Benefit Plan. No Employee Benefit Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. No Seller has made any promises or incurred any liability under any Employee Benefit Plan or otherwise to provide health or other welfare benefits to current or future retirees or other former employees of such Seller, except as specifically required by law. No Seller has received any written claims and, to the knowledge of the Sellers, there are no threatened claims (other than routine claims for benefits) or lawsuits with respect to any of the Sellers' respective Employee Benefit Plans. Schedule
                                                                  --------
7.13(b) hereto sets forth a list of the Sellers' respective employees or former
-------
employees who are currently receiving COBRA continuation coverage. As used in this Section 7.13, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA or the Code, as the case may be.

     7.14 Manufacturer Communications. Except as set forth on Schedule 7.14,
          ---------------------------                         -------------
since January 1, 2000, none of the Manufacturers has (a) notified any of the Sellers in writing, or Massey in any manner, of any deficiency in dealership operations, including, but not limited to, the following areas: (i) brand imaging, (ii) facility conditions, (iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or (vi) sales incentives; (b) otherwise advised any of the Sellers in writing, or Massey in any manner, of a present or future need for facility improvements or upgrades in connection with any of the Businesses; or (c) notified any of the Sellers in writing, or Massey, in any manner, of the awarding or possible awarding of any of its respective franchises to entities other than the Sellers or Massey in the Metropolitan Statistical Areas in which the Businesses operate.

     7.15 No Misstatements Or Omissions. To the knowledge of the Sellers, no
          -----------------------------
representation or warranty made by any of the Sellers or the Stockholder in this Agreement, and no statement contained in any agreement, instrument, certificate or Schedule furnished or to be furnished by any of the Sellers or the Stockholder pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     The obligations of the Buyer to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Buyer.

     8.1  Representations and Warranties. All of the representations and
          ------------------------------
warranties of the Sellers and the Stockholder herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall have received a certificate from the Stockholder and a certificate from a duly authorized officer of each of the Sellers, dated the Closing Date, to such effect.

     8.2  Compliance with Agreements. Each of the agreements or obligations
          --------------------------
required by this Agreement to be performed or complied with by the Sellers and the Stockholder at or before the Closing shall have been duly performed or complied with in all material respects, and the Buyer shall have received a certificate from the Stockholder and a certificate from a duly authorized officer of each of the Sellers, dated the Closing Date, to such effect.

     8.3  No Litigation. No action, suit or proceeding shall have been
          -------------
instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

     8.4  Inventory. The Inventory shall have been completed to the reasonable
          ---------
satisfaction of the Buyer.

     8.5  Corporate Organization; Encumbrances. Each of the Sellers shall have
          ------------------------------------
furnished to the Buyer: (a) a certificate of good standing of such party issued by the Secretary of

State of its incorporation dated no earlier than fifteen (15) Business Days prior to the Closing Date; (b) a copy of the Articles of Incorporation of such party certified by the Secretary of State of the State of its incorporation dated no earlier than fifteen (15) Business Days prior to the Closing Date; (c) a certificate of the Secretary of such party, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying as to (i) no amendments to the Articles of Incorporation of such party since the date of the certificate delivered in accordance with Section 8.5(b); (ii) the Bylaws of such party attached to such certificate being true and correct; (iii) the incumbency and signatures of the officers of such party executing this Agreement and any other agreements, instruments or documents to be executed by such party in connection herewith; and (iv) the resolutions duly adopted by the Board of Directors and the stockholders of such party in accordance with Section 8.6 below; and (d) recent UCC Reports (as defined in Section 10.5(b) below) for each of the Sellers (including UCC Reports for each of the tradenames required to be listed under Section 5.5) or other evidence reasonably satisfactory to the Buyer and its counsel that the Assets are free and clear of all Encumbrances.

     8.6  Board and Stockholder Resolutions. Each of the Sellers shall have
          ---------------------------------
furnished to the Buyer a copy of the resolutions duly adopted by the Board of Directors and the stockholders of such party authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of such party as of the Closing Date.

     8.7  No Material Adverse Change or Contracts or Liabilities. There shall
          ------------------------------------------------------
have been no material adverse change or development in any of the Assets or the Liabilities of the Sellers or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Businesses, and no event shall have occurred or circumstance exist that may, or could reasonably be expected to, result in such a material adverse change; provided, that, the
                                                       --------  ----
foregoing shall not apply to changes generally occurring in the Sellers' industry.

     8.8  Motor Vehicle Licenses. The Buyer shall have been licensed as a Motor
          ----------------------
Vehicle Dealer under applicable State motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which the Buyer deems necessary or appropriate to conduct business as an automobile dealer at the Real Property or such other location as the Buyer may determine.

     8.9  Consents and Approvals. The Sellers shall have obtained and delivered
          ----------------------
to the Buyer all other authorizations, consents and approvals from governmental bodies or authorities specified in Schedule 7.2 hereto and from third persons
                                   ------------
and entities as are required to assign the Contracts to the Buyer at Closing.

     8.10 Certificates of Origin; Etc. The Sellers shall have transferred to the
          ---------------------------
Buyer certificates of title or origin for all New Vehicles, Demonstrators and, if applicable, Used Vehicles, and all of their respective registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to the Businesses.

     8.11 Termination of the Sellers' Agreements with Manufacturers. The Sellers
          ---------------------------------------------------------
shall have terminated in writing their respective dealer agreements and any other applicable sales and service agreements with the respective Manufacturers (except for the Oldsmobile dealer agreement with respect to the Lonetree, Colorado dealership if the Buyer elects not to acquire the Oldsmobile assets related thereto).

     8.12 Bills of Sale; Etc. The Sellers shall have executed, as appropriate,
          ------------------
and delivered to the Buyer the Bills of Sale, other documents of transfer of title contemplated hereby and any and all other documents necessary or desirable in connection with the transfer of the Assets, which documents shall warrant title to the Buyer consistent with this Agreement and shall in all respects be in such form as may be reasonably required by the Buyer and its counsel.

     8.13 Manufacturer Approval. Each of the Manufacturers shall have approved
          ---------------------
(a) the Buyer or the Buyer's affiliate as an authorized dealer at the present dealership locations in the Sellers' existing facilities as currently configured for dealership operations, and (b) O. Bruton Smith or O. Bruton Smith's designee as the authorized dealer operator; and each of the Manufacturers shall have executed a dealer agreement, and any other applicable sales and service agreements, on terms reasonably satisfactory to the Buyer.

     8.14 Consents; Releases of Encumbrances. All consents, approvals, notices,
          ----------------------------------
filings and/or registrations set forth on Schedule 7.2 hereto shall have been
                                          ------------
obtained or made and the Sellers shall have delivered to the Buyer evidence thereof reasonably satisfactory to the Buyer. The Sellers shall have obtained releases or discharges of, or shall otherwise have made provision satisfactory to the Buyer for the release or discharge of, all Encumbrances set forth on
Schedule 7.4 hereto, except for Encumbrances which secure only the Liabilities.
------------

     8.15 Other Agreements. The closing under each of the Other Agreements shall
          ----------------
have occurred or shall be occurring simultaneously with the Closing.

     8.16 Change of Name. Each of the Sellers shall have delivered to the Buyer
          --------------
all documents, including, without limitation, resolutions of the Board of Directors and stockholders of the Sellers, necessary to effect a change of name of the Sellers after the Closing to names other than the corporate names and tradenames referred to in Section 5.5 hereof or any variation thereof.

     8.17 HSR. All applicable waiting periods under the HSR Act (as defined in
          ---
Section 10.14 below) shall have expired without any indication by the Antitrust Division (as defined in Section 10.14 below) or the FTC (as defined in Section
10.14 below) that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

     8.18 Audited Financial Statements of the Sellers. The Buyer shall have
          -------------------------------------------
completed preparation of such audited financial statements of the Sellers as may be required by applicable regulations of the SEC or by the Buyer's lenders.

     8.19 Opinion of Counsel. The Buyer shall have received an opinion of
          ------------------
Quarles & Brady L.L.P., counsel to the Sellers and the Stockholder, and such Michigan counsel reasonably acceptable to the Buyer, in substantially the form of Exhibit B hereto.
   ---------

     8.20 Existing Leases. With regard to each Existing Lease, the Seller that
          ---------------
is a party thereto shall have executed and delivered an Existing Lease Assignment and the landlord(s) under such Existing Lease shall have given any required consent to the assignment thereof from such Seller to the Buyer. The Buyer shall have received (a) an estoppel certificate, in form and substance reasonably acceptable to the Buyer, from the applicable landlord(s) with respect to each of the Existing Leases and (b) subordination and non-disturbance agreements, in form and substance reasonably acceptable to the Buyer, from the applicable mortgagees of any Leased Premises.

                                   ARTICLE XI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE
                                   STOCKHOLDER

     The obligations of the Sellers and the Stockholder to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Sellers:

     9.1  Representations and Warranties. All of the representations and
          ------------------------------
warranties of the Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Sellers shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

     9.2  Compliance with Agreements. Each of the agreements or obligations
          --------------------------
required by this Agreement to be performed or complied with by the Buyer at or before the Closing shall have been duly performed or complied with in all material respects, and the Sellers shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

     9.3  No Litigation. No action, suit or proceeding shall have been
          -------------
instituted by a governmental agency or any third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

     9.4  Inventory. The Inventory shall have been completed to the reasonable
          ---------
satisfaction of the Sellers.

     9.5  Corporate Organization; Board Resolutions. The Buyer shall have
          -----------------------------------------
furnished to the Sellers: (a) a certificate of good standing of the Buyer issued by the Secretary of State of the State of Delaware dated no earlier than fifteen
(15) Business Days prior to the Closing Date; and (b) a certificate of the Secretary or an Assistant Secretary of the Buyer, dated the Closing

Date, in form and substance reasonably satisfactory to the Sellers, certifying as to (i) the Restated Certificate of Incorporation of the Buyer attached to such certificate being true and correct; (ii) the Bylaws of the Buyer attached to such certificate being true and correct; (iii) the incumbency and signatures of the officers of the Buyer executing this Agreement and any other agreements, instruments or documents to be executed by the Buyer in connection herewith; and
(iv) the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     9.6  Payment of Aggregate Purchase Price; Assumption Agreements. The Buyer
          ----------------------------------------------------------
shall have tendered to the Sellers the Aggregate Purchase Price and shall have executed and delivered the Assumption Agreements.

     9.7  Other Agreements. The closing under each of the Other Agreements shall
          ----------------
have occurred or shall be occurring simultaneously with the Closing.

     9.8  HSR. All applicable waiting periods under the HSR Act shall have
          ---
expired without any indication of the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

     9.9  Opinion of Counsel. The Sellers and the Stockholder shall have
          ------------------
received an opinion of Parker, Poe, Adams & Bernstein, L.L.P., counsel to the Buyer, in substantially the form of Exhibit C hereto.
                                    ---------

     9.10 Existing Leases. The Buyer shall have executed and delivered an
          ---------------
Existing Lease Assignment with respect to each Existing Lease and the landlord(s) under such Existing Leases shall have given the required consent to the assignment thereof from such Seller to the Buyer.

     9.11 Consents and Approvals. The Sellers shall have obtained all
          ----------------------
authorizations, consents and approvals from third persons and entities as are required to assign the Contracts to the Buyer at Closing. The Sellers acknowledge that it is their obligation to use best reasonable efforts to obtain such authorizations, consents and approvals.

     9.12 Manufacturer Approval. Each of the Manufacturers shall have approved
          ---------------------
(a) the Buyer or the Buyer's affiliate as an authorized dealer at the present dealership locations in the Sellers' existing facilities as currently configured for dealership operations, and (b) O. Bruton Smith or O. Bruton Smith's designee as the authorized dealer operator; and each of the Manufacturers shall have executed a dealer agreement, and any other applicable sales and service agreements, on terms reasonably satisfactory to the Buyer.

     9.13 Consents. All consents, approvals, notices, filings and/or
          --------
registrations set forth on Schedule 7.2 hereto shall have been obtained or made.
                           ------------
The Sellers acknowledge that it is their obligation to use best reasonable efforts to obtain such authorizations, consents and approvals.

                                    ARTICLE X

                            COVENANTS AND AGREEMENTS

     10.1 Bulk Sales. The parties shall comply with all applicable bulk sale or
          ----------
other similar laws with respect to the transactions contemplated hereby. The Buyer may waive the provisions of this Section 10.1.

     10.2 Further Assurances. The Sellers and the Stockholder agree that they
          ------------------
will, at any time and from time to time, after the Closing, upon request of the Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, in a form reasonably satisfactory to the Buyer's counsel, as may be reasonably required to convey and transfer to and vest in the Buyer, and protect its rights, title and interest in and enjoyment of, all the Assets. No Seller shall amend, or waive any rights under, any of the Existing Leases.

     10.3 Satisfaction of Closing Conditions. The parties hereto shall use their
          ----------------------------------
reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

     10.4 No Material Adverse Changes. During the period from the date of this
          ---------------------------
Agreement through the Closing Date, the Sellers will operate their respective Businesses only in the ordinary course of business and in accordance with past practices. The Sellers shall promptly notify the Buyer of any material adverse change or development in any of the Assets or the Liabilities or in the earnings, results of operations or condition (financial or otherwise) of the Businesses, and of the occurrence of any event or circumstance that will, or could reasonably be expected to, result in such a material adverse change that is not an event or circumstance generally affecting the Sellers' industry.

     10.5 Access; Environmental Audit.
          ---------------------------

          (a) Until Closing, the Sellers shall afford to the Buyer, its attorneys, accountants and such other representatives of the Buyer as the Buyer shall designate to the Sellers, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of the Sellers, and to interview personnel, suppliers and customers of the Sellers, in order that the Buyer may have full opportunity to make such further investigation as it shall reasonably desire of the Assets, the Liabilities and the Businesses. The Sellers shall furnish to the Buyer the due diligence materials set forth in Schedule 10.5 hereto as soon as practicable, but in no event later than thirty (30) days after the date of this Agreement, and shall provide to the Buyer and its representative such additional information as the Buyer may reasonably request. The contact person(s) at each of the Sellers for purposes of arranging such access and requesting such additional information is Melissa Henaughen and no employee, supplier or customer of the Sellers shall be contacted with respect to this Agreement or the transactions contemplated hereby without her prior consent. The Sellers shall allow an environmental consulting firm selected by the Buyer (the "Environmental
                                                                   -------------
Auditor") to have
-------
prompt access to the Real Property in order to conduct an environmental investigation of the Owned Real Property, as contemplated by the Real Property Purchase Agreements, and the Leased Premises, as contemplated by Section 10.9 below, and otherwise satisfactory to the Buyer in scope and reasonably acceptable to the Sellers (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer) of, and to prepare a report with respect to, the Real Property (the "Environmental Audit"). Each of the Sellers shall provide to the
      -------------------
Environmental Auditor: (i) reasonable access to all of its existing records concerning the matters which are the subject of the Environmental Audit; and
(ii) reasonable access to the employees of such Seller and the last known addresses of former employees of such Seller who are most familiar with the matters which are the subject of the Environmental Audit (the Sellers agreeing to request such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Environmental Auditor shall coordinate all visits to the Real Property and conversations with employees of the Sellers with the Melissa Henaughen and shall use reasonable efforts to minimize any disruption of the Sellers' businesses in performing such investigations. The Sellers shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer shall bear the costs, fees and expenses in connection with any Environmental Audit and any financial audit.

          (b) Within twenty (20) days after the date hereof, the Sellers will obtain from a nationally recognized provider and provide to the Buyer, at the Sellers' expense, a Uniform Commercial Code search report, judgment lien report and federal, state and local Tax lien report (collectively, a "UCC Report") with
                                                               ----------
respect to each of the Sellers from all jurisdictions in which the Sellers and their respective assets are located. The Sellers will obtain and provide to the Buyer separate UCC Reports with respect to each of the Sellers' respective corporate names and all other names each such Seller has used in the last five
(5) years. If the Sellers do not timely provide the UCC Reports to the Buyer, the Buyer may obtain such reports, and the Sellers shall reimburse the Buyer for all expenses incurred by the Buyer in connection therewith.

     10.6 Indemnification by the Sellers and the Stockholder.
          --------------------------------------------------

          (a) All representations and warranties of the Sellers and the Stockholder contained herein, or in any agreement, certificate or document executed by any of the Sellers or the Stockholder in connection herewith, shall survive the Closing for a period of [***] years with the exception of (i) the representations and warranties contained in Section 7.12, which shall survive the Closing until the expiration of the applicable Tax statutes of limitation plus a period of sixty (60) days; (ii) the representations and warranties contained in Sections 7.6(b) and 7.8(b), which shall survive the Closing for a period of [***] years; and (iii) the representations and warranties contained in
Section 7.4(a), which shall survive the Closing indefinitely. As to each representation and warranty of the parties to this Agreement, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date." All information contained in any Schedule furnished hereunder
 -------------
by any of the Sellers or the Stockholder shall be deemed a representation and warranty by the Sellers and the Stockholder made in this Agreement as to the accuracy of such information.

          (b) Subject to the terms and conditions of Sections 10.6, 10.8 and 10.18, the Sellers and the Stockholder, jointly and severally, agree to indemnify and hold harmless the

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Buyer and its subsidiaries, officers and directors, and their respective permitted successors and assignees (collectively, the "Buyer Indemnitees"), from
                                                       -----------------
and against any and all losses, damages, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees incurred in connection therewith) ("Losses"), suffered by any of them or asserted against
                        ------
any of them or any of the Assets, arising out of or based upon (i) the breach or failure of any representation or warranty of any of the Sellers or the Stockholder contained herein (other than in Sections 7.1 and 7.4(a)), or in any agreement, certificate or document executed by any of the Sellers or the Stockholder in connection herewith, to be true and correct, (ii) the breach or failure of any representation or warranty of any of the Sellers or the Stockholder contained in Sections 7.1 or 7.4(a) to be true and correct, (iii) the breach of any covenant or agreement of any of the Sellers or the Stockholder contained in this Agreement, (iv) the Retained Liabilities, (v) any arrangements or agreements made or alleged to have been made by any of the Sellers or the Stockholder with any broker, finder or other agent in connection with the transactions contemplated hereby, (vi) except with respect to the Liabilities, any waiver by the Buyer of the provisions of any applicable bulk sales laws,
(vii) any matter, item, circumstance or condition listed, contained or otherwise referred to on Schedule 7.3, Schedule 7.8(a) or Schedule 7.8(b) or (viii) the
               ------------  ---------------    ---------------
amendment and/or termination and winding up of the 401(k) Plan (as defined in Section 10.12(c) or any other Employee Benefit Plans.

     10.7 Indemnification by the Buyer.
          ----------------------------

          (a) All representations and warranties of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, shall survive the Closing for a period of [***] years. All information contained in any Schedule furnished hereunder by the Buyer shall be deemed a representation and warranty by the Buyer made in this Agreement as to the accuracy of such information.

          (b) Subject to the terms and conditions of Sections 10.7, 10.8 and 10.18, the Buyer agrees to indemnify and hold harmless the Sellers and their respective subsidiaries, directors and officers, the Stockholder and Massey, and their respective permitted successors and assigns (the "Seller Indemnitees"),
                                                        ------------------
from and against any and all Losses incurred in connection with, suffered by any of them, or asserted against any of them, arising out of or based upon (i) the breach or failure of any representation or warranty of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, to be true and correct, (ii) the breach of any covenant or agreement of the Buyer contained in this Agreement, (iii) the Buyer's failure to discharge the Liabilities, or (iv) any arrangements or agreements made or alleged to have been made by the Buyer with any broker, finder or other agent in connection with the transactions contemplated hereby.

     10.8 Limitations on Indemnification.
          ------------------------------

          (a) No claim for indemnification with respect to a breach of a representation and warranty shall be made by any Buyer Indemnitee or Seller Indemnitee, as the case may be, after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or Seller Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be. No claim for indemnification pursuant to Section 10.6(b)(iv) shall be made by any Buyer Indemnitee after the [***] anniversary of the Closing Date unless prior to such date the Buyer Indemnitee shall have given the Sellers written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee.

          (b) The Sellers and the Stockholder shall have no indemnification liability under this Agreement unless and until (and only to the extent that) all claims with respect to such Losses pursuant to this Agreement and for "Buyer's Damages" under the Massey Stock Purchase Agreement and the Arngar Stock Purchase Agreement (as defined on Exhibit A-1) exceed a cumulative aggregate
                                  -----------
total of [***] (the "Basket"); provided, however, the foregoing Basket
                     ------    --------  -------
limitation shall not apply to (1) claims under Sections 10.6(b)(ii) or 10.6(b)(iv), (2) claims under Section 10.6(b)(iii), in so far as such claims relate to a breach of Section 10.9 below, (3) claims under Section 10.6(b)(viii), or (4) claims based upon fraud. With respect to any claim for indemnity under Section 10.6(b)(i) above, if the matter is also the basis for a claim for indemnity under any other provision of this Section 10.6 for which the Basket limitation is not applicable, the Basket limitation shall not be applicable to such claim.

          (c) Except in the case of claims based upon fraud, the aggregate indemnification liability of the Sellers and the Stockholder under this Agreement and the "Seller" under each of the Massey Stock Purchase Agreement and the Arngar Stock Purchase Agreement shall be [***], which amount is inclusive of indemnification obligations contemplated by the Environmental Indemnification Cap (as defined below). Notwithstanding the foregoing, the Sellers and the Stockholder shall have no indemnification obligations hereunder with respect to indemnification obligations contemplated by the Environmental Indemnification Cap to the extent such indemnification obligations would require payments by the Sellers in excess of the Environmental Indemnification Cap. As used in this Agreement, the "Environmental Indemnification Cap" shall mean the obligations
                ---------------------------------
under this Agreement and the Other Agreements to remediate environmental contamination, including, without limitation, pursuant to (A) Paragraph 7(e) of the respective Real Property Purchase Agreement, (B) Paragraph 5(e) of the "Owned Real Property Rider" under the Arngar Stock Purchase Agreement, (C)
Section 10.9(b) below or (D) Section 9.6 of each of the Massey Stock Purchase Agreement and the Arngar Stock Purchase Agreement, and/or to indemnify for Environmental Liabilities or breaches of representations or warranties with respect to environmental matters, in either case with respect to the Owned Real Property and/or the Leased Premises, and the "Owned Real Property" and/or the "Leased Premises" under each of the Massey Stock Purchase Agreement and the Arngar Stock Purchase Agreement, in the maximum aggregate amount of [***].

          (d) In connection with any claim for indemnification with respect to which the Buyer or the Sellers, as the case may be, have an enforceable claim against any third party (contractual or otherwise) on account of the item for which such claim for indemnification has been made, the Buyer or the Sellers, as the case may be, shall, at the time of payment by the

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

indemnifying party of the claim for indemnification, assign to the other party such claim; provided, however, the assignee of such claim shall further protect
            --------  -------
and indemnify the assignor in connection with the pursuit by the assignee of such claim against such third party; provided, further, however, this clause (d)
                                     --------  -------  -------
shall not require the assignment of any claims under any insurance policy.

          (e) No Buyer Indemnitee or Seller Indemnitee, as the case may be, shall be entitled to indemnification pursuant to this Article 10 to the extent of any insurance (including title insurance) proceeds received by the Buyer or the Sellers, as the case may be, in connection with the facts giving rise to such indemnification (and the Buyer or the Sellers shall seek full recovery under all insurance policies covering any Losses to the extent permitted), provided that this clause (e) shall not be applicable to the extent it would give the insurance company a basis to deny coverage with respect to the particular claim involved.

          (f) The provisions of Sections 10.6 and 10.7 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect. Following the Closing, except in the case of claims based upon fraud, the sole and exclusive remedy for the breach of any representation, warranty or covenant contained in, or otherwise relating to, this Agreement shall be indemnification provided for in this Agreement.

     10.9 Remediation of Leased Premises.
          ------------------------------

          (a) Following the execution of this Agreement, the Buyer may, at its option, commission the Environmental Audit with respect to the Leased Premises. The Environmental Audit shall be conducted in accordance with standards and procedures selected by the Buyer and the Environmental Auditor, and may include, without limitation, drilling and soil borings at the Leased Premises at locations specified by the Environmental Auditor, collecting and analyzing samples of the soil, groundwater, surface water, sediment or other media at, on, under or around the Leased Premises, and sampling for the presence of any Hazardous Materials on the Leased Premises, and shall otherwise by conducted as provided in Section 10.5 above. In doing the Environmental Audit, the Buyer shall not unreasonably interfere with the respective Seller's business operations and shall restore the Leased Premises to its prior condition.

          (b) If the Environmental Audit disclose that Hazardous Materials are present at, on, under or around the Leased Premises in violation of, or so as to impose liability under, applicable Environmental Laws (including without limitation, the soil, ground water, surface water, sediment or other media) then the Buyer and the Environmental Auditor in consultation with the respective Seller shall formulate a plan to remove and/or remediate such Hazardous Materials in accordance with all applicable Environmental Laws to the level required by the applicable governmental agency. The remediation shall be done by remediation firms selected by the Buyer and the Environmental Auditor in accordance with the remediation plan formulated in consultation with the respective Seller and the respective Seller shall be reasonably apprised of the status of the remediation and the costs incurred on an ongoing basis. The remediation shall be complete upon the receipt of documentation evidencing the satisfaction of the applicable governmental agency.

           (c) If at any time during the period commencing on the Closing Date and ending on the fifth anniversary date of the Closing Date, Hazardous Materials are found to be present at, on, under or around the Leased Premises, in violation of, or so as to impose liability under, any applicable Environmental Laws (including without limitation, the soil, groundwater, surface water, sediment or other media) which resulted from events that occurred or conditions that existed prior to the Closing and provided that such Hazardous Materials were not the subject of remediation pursuant to Paragraph (b) above, the respective Seller, at its expense, shall be obligated to remediate and/or remove such Hazardous Material in accordance with all applicable Environmental Laws to the level required by the applicable governmental agency; provided, however, that the Buyer's recovery shall be subject to the Environmental Indemnification Cap. Any costs in excess of such amount shall be the responsibility of the Buyer. In connection with such remediation, the Buyer shall: provide the respective Seller with access to the Leased Premises to conduct its own investigation or testing with regards to the matter, provide such Seller with the results, including analytical data, of any investigation or testing conducted by the Buyer or, if available to the Buyer, any third party, provide such Seller with a copy of, or otherwise inform such Seller of, any contact with any governmental agency with respect thereto, and cooperate in good faith with such Seller in performing such tasks as they and their respective technical professionals and representatives may reasonably request as being necessary to complete any environmental investigations or environmental remediation being undertaken by them pursuant to this Section 10.9(c), with the Buyer being compensated for any such services rendered.

     10.10 No Negotiations or Discussions. Neither any of the Sellers nor the
           ------------------------------
Stockholder shall, directly or indirectly, at any time on or prior to the earlier of the Closing Date or the date of this Agreement is terminated pursuant to Section 10.13(a), pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of any of the Assets or capital stock of any of the Sellers or any merger or consolidation or similar transaction involving any of the Sellers.

     10.11 Regarding the Manufacturers. Promptly upon the execution of this
           ---------------------------
Agreement, the Sellers will notify the respective Manufacturers regarding the transactions contemplated by this Agreement, utilizing a form of notification reasonably acceptable to the Buyer. The Buyer shall promptly apply to the respective Manufacturers for, or cause an affiliate of the Buyer to apply to the respective Manufacturers for, the issuance of a franchise to operate an automobile dealership upon the Real Property or at such other location as the Buyer shall determine in its sole discretion. Effective as of the Closing, each of the Sellers shall terminate its Dealer Sales and Service Agreements with the respective Manufacturer. The Sellers shall take all reasonable steps to assist the Buyer in the Buyer's efforts to obtain its own similar Dealer Sales and Service Agreements with the Manufacturers. The parties acknowledge that the Buyer's Dealer Agreements are subject to the approval of the respective Manufacturers and that the Buyer would be unable to obtain its own, similar Dealer Sales and Service Agreements absent the Sellers' termination of their agreements. Notwithstanding the foregoing, at the request of the Buyer, each of the Sellers shall allow the Buyer, for a period not to exceed thirty (30) days after the Closing, to utilize such Seller's dealer code with the Manufacturer until the respective Manufacturer has issued a new dealer code to the Buyer. The Buyer hereby agrees to indemnify each of the Sellers from any and all liabilities arising out of the use by the Buyer of such Seller's dealer code including, without limitation, liabilities and obligations to the respective Manufacturer and to any floor plan lender or other creditor providing financing for products purchased under such Seller's dealer code by the Buyer (or by such Seller on behalf of the Buyer) after the Closing.

     10.12 The Sellers' Employees.
           ----------------------

           (a) The Buyer shall have the right, but not the obligation, to offer employment to any or all of the Sellers' employees. If permitted by law and applicable regulations, the Sellers shall, in consideration for the sale of substantially all of the Sellers' assets in bulk, assign and transfer to the Buyer, without additional charge therefor, the amount of reserve in the Sellers' respective State Unemployment Compensation Funds with respect to the Businesses and the corresponding experience rate.

           (b) At the request of the Buyer prior to the Closing, each of the Sellers will continue its health care coverage for a period not to exceed thirty
(30) days after the Closing for those employees of such Seller hired by the Buyer. If the Buyer makes such request, the Buyer will indemnify and hold the Sellers harmless for all liabilities, obligations, costs and expenses incurred by the Sellers arising out of or based upon such continued coverage for such employees.

           (c) Each of the Sellers shall amend any Employee Benefit Plan that includes a cash or deferred arrangement under Section 401(k) of the Code (the "401(k) Plan") as of the Closing Date to (i) bring the 401(k) Plan into
 -----------
compliance with current applicable law, (ii) provide that the participants in the 401(k) Plan hired by the Buyer shall be deemed to incur a "severance from employment" for purposes of Section 401(k)(2) of the Code in connection with the consummation of the transactions contemplated by this Agreement, (iii) fully vest all accounts of all such participants in the 401(k) Plan, and (iv) provide for the distribution of all such accounts. In addition, subject to acceptance by the Buyer's 401(k) plan, the Sellers' 401(k) Plan shall allow participants therein who are hired by Buyer to roll over outstanding participant loans to the Buyer's 401(k) plan and the Sellers' 401(k) Plan shall not treat such outstanding loans as in default. To the extent that any of Sellers' 401(k) Plans or other Employee Benefit Plans list any of the Sellers' "doing business as" names or trademark names as plan sponsors or participating employers, each of the Sellers also shall amend such 401(k) Plan and other Employee Benefit Plans to remove such names as plan sponsors or participating employers effective as of the Closing. Each of the Sellers shall deliver to the Buyer at Closing a duly executed plan amendment and resolutions of the Board of Directors of such Seller reflecting the foregoing amendments. Each of the Sellers shall deliver drafts of the foregoing documents to the Buyer at least fifteen (15) days prior to the Closing. The Sellers shall retain all liability and responsibility for their respective Employee Benefit Plans and shall promptly take any and all actions necessitated by or related to the amendment and/or termination of any Employee Benefit Plan.

           (d) [***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

[***]

     10.13 Termination.
           -----------

           (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing:

               (i) by the written mutual consent of the parties hereto prior to the Closing Date Deadline;

               (ii) by the Buyer prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any material breach by any of the Sellers or the Stockholder of any of their respective representations, warranties, covenants or agreements contained herein which is not cured within thirty (30) days (or such shorter period ending on the Closing Date Deadline) after receipt of notice of such breach from the Buyer;

               (iii) by the Sellers prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any material breach by the Buyer of any of the Buyer's representations, warranties, covenants or agreements contained herein which is not cured within thirty (30) days (or such shorter period ending on the Closing Date Deadline) after receipt of notice of such breach from the Sellers;

               (iv) at any time after the Closing Date Deadline, by written notice by the Buyer or the Sellers (subject to the parties' respective options to elect to extend the Closing Date Deadline in accordance with Section 1.3) to the other parties hereto if the Closing shall not have occurred on or before the Closing Date Deadline (as the same may have been extended in accordance with
Section 1.3); provided, however, the Buyer shall not be entitled to terminate
              --------  -------
this Agreement under this clause (iv) prior to the extended Closing Date Deadline unless it appears unlikely that the conditions to Closing contained in
Section 8.13 above shall not be satisfied prior to such Closing Date Deadline.

               (v)   [Intentionally Deleted];

               (vi) by the Buyer or the Sellers, by written notice to the other, in the event that any Manufacturer, or any other person claiming by, through or under any Manufacturer, shall exercise any right of first refusal, preemptive right or other similar right, with respect to any of the Assets; or

               (vii) by the written mutual consent of the Buyer and the Sellers, if, after any initial HSR Act filing, the FTC makes a "second request" for information, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby.

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

In addition to any other provisions of this Agreement providing for termination, if any of the Other Agreements are terminated for any reason thereunder, then either the Buyer or the Sellers may terminate this Agreement by notice in writing to the other party(ies) hereto; provided, however: (a) the Buyer may not
                                        --------  -------
terminate this Agreement pursuant to this clause if such Other Agreement is terminated because the Buyer was in material breach of any of its representations, warranties, covenants or agreements contained in such Other Agreement; (b) the Sellers may not terminate this Agreement pursuant to this clause if such Other Agreement is terminated because any of the Sellers or the other "sellers" under such Other Agreement was in material breach of any of their respective representations, warranties, covenants or agreements contained in such Other Agreement; and (c) no party hereto may terminate this Agreement pursuant to Section 10.13(a)(ii), (iii) or (iv) if such party is in material breach of any of his or its representations, warranties, covenants or agreements contained in this Agreement.

           (b) In the event of termination of this Agreement pursuant to Section 10.13(a), this Agreement shall be of no further force or effect; provided,
                                                                 --------
however, that (i) any termination pursuant to Section 10.13(a)(ii), (iii) or
-------
(iv) shall not relieve any party hereto of any liability for breach of any representation, warranty, covenant or agreement hereunder occurring prior to such termination; and (ii) any termination pursuant to Section 10.13(a) shall not relieve any party hereto of its obligations hereunder to pay the fees and expenses of third parties; provided, further, that all filings, applications and
                           --------  -------
other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation hereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

     10.14 HSR. Subject to the determination by the Buyer and the Sellers that
           ---
compliance by the Sellers and the Buyer with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), is not required, the
                                           -------
Sellers and the Buyer shall each prepare and file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice
                 ---
(the "Antitrust Division"), and, subject to Section 10.13(a)(iv), respond as
      ------------------
promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. The Buyer shall pay the HSR Act filing fees.

     10.15 The Sellers' Financial Statements. The Sellers shall allow, cooperate
           ---------------------------------
with and assist the Buyer's accountants, and shall instruct the Sellers' accountants to cooperate, in the preparation of audited financial statements of the Sellers as necessary for any required filings by the Buyer with the SEC or as required by the Buyer's lenders; provided, however, that the expense of such
                                    --------  -------
audit shall be borne by the Buyer.

     10.16 Curing Breaches of Representations and Warranties. Upon written
           -------------------------------------------------
notice by the Buyer of the discovery by the Buyer prior to the Closing of a breach of any representation or warranty of the Sellers or the Stockholder contained in this Agreement, the Sellers will, if requested in writing by the Buyer, at their expense, undertake reasonable efforts to cure such breach prior to the Closing. If the Buyer shall have requested the Sellers to cure any such breach pursuant to this Section 10.16 and the Sellers shall have cured such breach prior to the Closing, the Buyer shall not be entitled to claim such breach as a failure of the Buyer's condition to close under Section 8.1 hereof.

     10.17 Concerning Tradenames, Etc. The Sellers and the Stockholder
           --------------------------
acknowledge and agree that the Buyer has acquired all of the goodwill of the Sellers and, in so doing, all of the Sellers' right, title and interest in and to the tradenames, trademarks and service marks referenced in Section 5.5 above and shall be free to use, from and after the Closing, such tradenames, trademarks and service marks, and derivations thereof, in the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership. Accordingly, the Sellers and the Stockholder, for themselves and their respective affiliates, hereby agree that, from and after the Closing, the Sellers shall not, directly or indirectly, use in the States of California, Colorado, Florida, Michigan, North Carolina, Tennessee and Texas, any of the tradenames, trademarks and service marks referred to in Section 5.5 above, or any derivation thereof, in connection with (a) the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership or (b) any other business where the use of such tradenames, trademarks and service marks, or any derivation thereof, would cause confusion with any of the tradenames, trademarks and service marks referred to in said Section 5.5; provided, however, notwithstanding the foregoing, nothing
                     --------  -------
contained in this Section 10.17 shall prohibit the family members of Massey from owning and operating an automobile dealership business under a name which includes the name "Massey", provided that, (i) such dealership is not located within one hundred (100) miles of the Businesses and (ii) the name "Massey" is not used alone and is used only in conjunction with such family member's full name (e.g., Robert Massey) and in no event is used in conjunction with the name "Donald", "Don" or other derivations thereof.

     10.18 Indemnification Procedures Regarding Third Party Claims. The
           -------------------------------------------------------
procedures to be followed by the parties hereto with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

           (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a Tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give a written
                                     -----------------
notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting
                                                ------------------
forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party; provided, however, that failure to give such notice promptly shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent it or he shall have been materially prejudiced by such failure.

           (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages and is a matter other than a Tax audit, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 10.6 or 10.7 hereof, as the case may be, and (iii) the Indemnifying Party shall be, in the reasonable judgment of the Indemnified Party, able to adequately satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved, subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

           (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.6 or 10.7 hereof, as the case may be. The Indemnified Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved, subject to the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

           (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

     10.19 Oldsmobile Franchises. The parties acknowledge that the Assets
           ---------------------
include the Oldsmobile assets of Massey Cadillac-Olds of Sanford, Florida (and the Owned Real Property includes the related real property of such dealership), but shall not include the assets of Don Massey Oldsmobile, Lone Tree, Colorado, unless the Buyer elects, prior to the Closing, to acquire such assets. If the Buyer elects to acquire such assets, the Buyer will also assume the Existing Lease related to such dealership. With respect to each of the foregoing Oldsmobile dealerships (and assuming, in the case of the Sanford, Florida dealership, that the Buyer elects to acquire its assets), if the respective Seller elects and General Motors will approve, the Buyer will pay such Seller for unpaid transition assistance payments and assume the Seller's rights to receive the remaining payments from General Motors; provided, however, such
                                                    --------  -------
Sellers shall not enter into any agreement which would require the Buyer to stop selling Oldsmobile vehicles prior to the end of production.

     10.20 Sellers' Representative. Upon the execution of this Agreement by each
           -----------------------
Seller, each Seller shall be deemed to have irrevocably appointed and constituted Massey (the "Seller Representative") as its agent and
                         ---------------------
attorney-in-fact with full power of substitution to act or to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to receipt and disbursement of payments, receipt of notices and administration of the provisions of this Agreement. The Buyer shall be entitled to rely on any an all action taken by the Seller Representative without any liability to, or obligation to inquire of, any of the Sellers.

     10.21 Schedules.
           ---------

           (a) The Schedules attached or to be attached to this Agreement pursuant to Article VII hereof are deemed to constitute an integral part of this Agreement and to supplement the representations, warranties, covenants or agreements of the Sellers and the Stockholder contained in this Agreement. The inclusion of any item of any such Schedule shall not be construed as an indication of the materiality or lack of materiality of such item. Each item disclosed in such Schedules shall be deemed to be disclosed for all sections of the Agreement to which such disclosure could reasonably be construed to apply.

           (b) Prior to the Closing, the Sellers and the Stockholder may amend any Schedule attached to this Agreement pursuant to Article VII hereof from time to time by written notice to the Buyer, in order to provide supplemental and updating information; provided, however, no such amendment shall be effective if such amendment, either alone or in combination with any prior or contemporaneous amendments to any of the Schedules, discloses a Material Adverse Item not previously disclosed in the Schedules. For purposes of this Section 10.21(b) (and not to be construed as a definition of materiality for any other purpose in this Agreement) a "Material Adverse Item" shall mean (i) any event, occurrence
                   ---------------------
or state of facts which does, or could reasonably be expected to, (A) prohibit or prevent or substantially restrain or delay the sale contemplated by this Agreement, (B) substantially impair or challenge the power and authority of the Sellers or the Stockholder to enter into this Agreement or carry out their respective obligations hereunder, or (C) substantially impair or challenge the legality or validity of the sale contemplated by this Agreement, or (ii) any single item or group of related items outside the ordinary course of business (including, without limitation, contracts or leases) which adversely affects, or could reasonably be expected to adversely affect, the Assets, the Liabilities or the Businesses (including without limitation, the results of operations) by [***] or more.

     10.22 Certain Taxes. Personal property, use and intangible assessments and
           -------------
other Taxes and utility charges with respect to the Assets shall be prorated on a per diem basis and apportioned on a calendar year basis between the Sellers, on the one hand, and the Buyer, on the other hand, as of the date of the Closing. The Sellers shall be liable for that portion of such Taxes and assessments relating to, or arising in respect of, periods on or prior to the Closing Date, and the Buyer shall be liable for that portion of such Taxes and assessments relating to, or arising in respect of, any period after the Closing Date. Any Taxes attributable to the sale or transfer of the Assets to the Buyer hereunder shall be paid 50% by the Sellers and 50% by the Buyer.

     10.23 No Publicity. Except as may be required by law or the rules of the
           ------------
New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party. Each party shall afford the other parties an opportunity to review any press release or other public announcement in advance of its release.

     10.24 Obligation to Vote Shares. The Stockholder covenants and agrees to
           -------------------------
vote all of the voting shares of the capital stock of the Sellers held by it in favor of the transactions contemplated by this Agreement and otherwise to take all shareholder actions necessary to cause the Sellers to adopt, approve, and consummate this Agreement and the transactions contemplated thereby.

                                   ARTICLE XI

                                  Miscellaneous

     11.1  Assignment. Except as provided in this Section 11.1, this Agreement
           ----------
shall not be assignable by any party hereto without the prior written consent of the other parties hereto. The Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership, limited liability company or other entity controlled by the Buyer, including a corporation, partnership, limited liability company or other entity to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of the Buyer or of such corporation, partnership, limited liability company or other entity controlled by the Buyer (including any such acquisition by merger or consolidation); provided said assignment shall be in writing and the assignee shall assume all
--------
obligations of the Buyer hereunder, whereupon the assignee shall be substituted in lieu of the Buyer named herein for all purposes, and provided, further, that
                                                        --------  -------
the Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. The Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

     11.2  Governing Law. The interpretation and construction of this Agreement,
           -------------
and all matters relating hereto, shall be governed by the laws of the State of Michigan.

     11.3  Accounting Matters. All accounting matters required or contemplated
           ------------------
by this Agreement shall be in accordance with generally accepted accounting principles ("GAAP") as consistently applied by the Sellers, subject to the
             ----
deviations from GAAP set forth on Schedule 7.6.
                                  ------------

     11.4  Fees and Expenses. Except as otherwise specifically provided in this
           -----------------
Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

     11.5  Amendments; Merger Clause. This Agreement, including the Exhibits and
           -------------------------
Schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to its subject matter. Except for the Confidentiality Agreement between the Buyer and Massey which shall remain in full force and effect until Closing, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be amended except by a writing executed by all of the parties hereto.

     11.6  Waiver. To the extent permitted by applicable law, no claim or right
           ------
arising out of this Agreement or the documents referred to in this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by all the parties hereto. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

     11.7  Notices. All notices, claims, certificates, requests, demands and
           -------
other communications hereunder shall be given in writing and shall be delivered personally, sent by telecopier or sent by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally, or when telecopier receipt is acknowledged or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                If to the Buyer, to:

                Sonic Automotive, Inc.
                5401 E. Independence Boulevard
                Charlotte, North Carolina 28212
                Fax No.: (704) 536-5116
                Attention: Chief Financial Officer

                  With a copy to:

                  Parker, Poe, Adams & Bernstein L.L.P.
                  401 S. Tryon Street, Suite 3000
                  Charlotte, North Carolina 28202
                  Fax No.: (704) 334-4706
                  Attention: Edward W. Wellman, Jr.

                  If to the Sellers or the Stockholder, to:

                  Donald E. Massey
                  40475 Ann Arbor Road
                  Plymouth, Michigan 48170
                  Fax No.: (734) 453-6680

                  With a copy to:

                  Quarles & Brady LLP
                  411 East Wisconsin Avenue
                  Milwaukee, WI 53202
                  Fax No.: (414) 271-3552
                  Attention: Donald S. Taitelman

     11.8  Counterparts; Facsimile Signatures. This Agreement may be executed in
           ----------------------------------
any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Agreement may be executed by one or more facsimile signatures.

     11.9  Knowledge. Whenever any representation or warranty of any of the
           ---------
Sellers or the Stockholder contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of any of the Sellers, such knowledge shall be deemed to include the actual knowledge, information and belief of any of Massey, Melissa Henaughen, or the general managers of the respective Sellers, after due inquiry of the dealership management of the respective Sellers.

     11.10 Accounting Disputes. Any dispute relating to accounting matters shall
           -------------------
be resolved as provided in this Section 11.10. The parties first shall use reasonable efforts to resolve any such accounting dispute. In the event the dispute has not been resolved within a reasonable amount of time, either the Buyer, on the one hand, or the Sellers, on the other hand, may provide written notice to the other party that the matter will be submitted to an accounting firm for resolution. The parties shall mutually agree in writing on a Detroit, Michigan office of a mutually agreed upon accounting firm to be retained to resolve the matter, and after joint retention of such firm the determination of such firm shall be final and binding on the parties with respect to such disputed accounting matter. The costs of the accounting firm shall be borne 50% by the Buyer and 50% by the Sellers.

         11.11 Permitted Successors; Assigns; No Third Party Beneficiaries.
               -----------------------------------------------------------
Subject to Section 11.1, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors, heirs and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of any Seller, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

         11.12 Headings. The article and section headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.13 Severability; Construction.
               --------------------------

               (a) In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

               (b) This Agreement shall be construed equitably, in accordance with its terms, without regard to the degree to which the Sellers or the Buyer, or their respective legal counsel, have participated in the drafting of this Agreement.

         11.14 Cooperation in SEC Filings Generally. At the request of the Buyer
               ------------------------------------
and at the Buyer's expense, the Sellers and the Stockholder shall reasonably cooperate in the preparation by the Buyer of all filings to be made by the Buyer with the SEC including, without limitation, any periodic filings and any filing with respect to a registered offering of its securities by the Buyer and the closing of the offering registered thereby.

         11.15 Remedies. Except as expressly provided in this Agreement, each of
               --------
the parties to this Agreement is entitled to all remedies in the event of a breach provided at law or in equity, including, but not limited to, specific performance.

         11.16 Dispute Resolution. In the event of any dispute or disagreement
               ------------------
between the parties relating to this Agreement, the Buyer and the Sellers agree to use their reasonable best efforts to attempt to resolve such dispute or disagreement through good faith negotiations for a thirty (30) day period prior to initiating any judicial or equitable proceeding in connection with such dispute; provided, however, a party shall not be obligated to participate in
         --------  -------
such negotiations to the extent that the failure to seek judicial or equity remedies prior to the expiration of such thirty (30) day period would materially prejudice such in pursuing any such remedy.

         11.17 Good Faith Efforts. Whenever the parties are required to agree or
               ------------------
to attempt to agree on a certain matter or issue under this Agreement, the parties shall use their reasonable, good faith efforts to reach such agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BUYER:                SONIC AUTOMOTIVE, INC.

                        /s/ O. Bruton Smith
                      -----------------------------------------------------
                      By:  O. Bruton Smith
                      Its: Chief Executive Officer

SELLER:               CAPITOL CADILLAC CORP.

                        /s/ Donald E. Massey
                      -----------------------------------------------------
                      By:
                      Its:

SELLER:               CREST CADILLAC, INC.

                        /s/ Donald E. Massey
                      -----------------------------------------------------
                      By:
                      Its:

SELLER:               DON MASSEY BUICK, INC.

                        /s/ Donald E. Massey
                      -----------------------------------------------------
                      By:
                      Its:

SELLER:               DON MASSEY CADILLAC, INC.
                      (Colorado)

                        /s/ Donald E. Massey
                      ----------------------------------------------------
                      By:
                      Its:

SELLER:               DON MASSEY CADILLAC, INC.
                      (Texas)

                        /s/ Donald E. Massey
                      -----------------------------------------------------
                      By:
                      Its:

SELLER:               DON MASSEY CADILLAC, INC.
                      (Plymouth)

                               /s/ Donald E. Massey
                      -------------------------------------------------
                      By:
                      Its:

SELLER:               MASSEY CADILLAC, INC.
                      (California)

                               /s/ Donald E. Massey
                      -------------------------------------------------
                      By:
                      Its:

SELLER:               MASSEY CADILLAC, INCORPORATED

                               /s/ Donald E. Massey
                      -------------------------------------------------
                      By:
                      Its:

SELLER:               MASSEY CADILLAC-OLDSMOBILE, LTD.

                      By:      MASSEY CADILLAC-OLDSMOBILE
                               OF SANFORD, INC., its general partner

                               /s/ Donald E. Massey
                      -------------------------------------------------
                      By:
                      Its:

SELLER:               MASSEY CHEVROLET, INC.

                               /s/ Donald E. Massey
                      -------------------------------------------------
                      By:
                      Its:


STOCKHOLDER:          THE DONALD E. MASSEY REVOCABLE TRUST
                      By an agreement dated December 13, 2001

                      By:      /s/ Donald E. Massey
                        -----------------------------------------------
                      Name: Donald E. Massey
                      Its: Trustee